UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PDC ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement no.:

	(3)	Filing Party:

	(4)	Date Filed:

PDC ENERGY, INC.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

April 21, 2014

Dear Stockholder of PDC Energy, Inc.:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of PDC Energy, Inc. to be held on June 5, 2014, at 11:30 a.m. Central Time at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement provide information concerning the matters to be considered at the meeting.

We hope you will join us at the Annual Meeting. Whether or not you plan to attend personally, it is important that your shares be represented at the Annual Meeting. We value your opinion and encourage you to participate in the Annual Meeting by voting your proxy. You may vote your shares by using the telephone or Internet voting options described in the attached Notice of Annual Meeting and proxy card. If you receive a proxy card by mail, you may cast your vote by completing, signing and returning it promptly. This will ensure that your shares are represented at the Annual Meeting even if you cannot attend in person.

Sincerely,

James M. Trimble

Chief Executive Officer and President

PDC ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

THURSDAY, JUNE 5, 2014

To the Stockholders of PDC Energy, Inc.:

The 2014 Annual Meeting of Stockholders of PDC Energy, Inc. (the “Company”) will be held on June 5, 2014, at 11:30 a.m. Central Time at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, for the following purposes:

•	To elect the three nominees named in the accompanying Proxy Statement as Class I Directors of the Company, each for a term of three years;

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

•	To approve and adopt the Fourth Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000; and

•	To transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 14, 2014, as the record date for determining the stockholders having the right to receive notice of, to attend and to vote at the Annual Meeting or any adjournment or postponement thereof. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to constitute a quorum.

Please vote by using the telephone or Internet voting options described in the accompanying Notice of Internet Availability of Proxy Materials or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date and return the proxy card in the enclosed envelope as soon as possible.

By Order of the Board of Directors,

Daniel W. Amidon

Senior Vice President, General Counsel and Secretary

April 21, 2014

PDC ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2014 at

The Houstonian Hotel

111 North Post Oak Lane

Houston, Texas 77024

The accompanying proxy is solicited by the Board of Directors (“Board”) of PDC Energy, Inc. (“PDC,” the “Company,” “we,” “us” or “our”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on June 5, 2014, at 11:30 a.m. Central Time and at any and all adjournments or postponements of the meeting, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. On or about April 21, 2014 we began mailing notices containing instructions for accessing this Proxy Statement and our annual report online, and we began mailing proxy materials to stockholders who had previously requested delivery of the materials in paper form. For information on how to vote your shares, see the instructions included on the proxy card or instruction form under “Information About Voting and the Meeting” herein.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2014

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2014 Annual Meeting of Stockholders, and the 2013 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at www.envisionreports.com/PDCE.

INFORMATION ABOUT VOTING AND THE MEETING	3
Who May Vote	3
How Proxies Work	3
Voting 401(k) and Profit Sharing Plan Shares	3
Revoking a Proxy	3
Quorum	4
Votes Needed	4
Attending in Person	4
Conduct of the Meeting	5
Solicitation of Proxies	5
Appraisal Rights	5
Contact Information	5
PROPOSALS REQUIRING STOCKHOLDER VOTE	6
PROPOSAL NO. 1 — ELECT THREE CLASS I DIRECTORS	6
Name, Principal Occupation for Past Five Years and Other Directorships	7
REPORT OF THE AUDIT COMMITTEE	9
PROPOSAL NO. 2 — RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
PROPOSAL NO. 3 — APPROVE, ON ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	11
PROPOSAL NO. 4 — APPROVE AND ADOPT THE FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 150,000,000	12
ALL OTHER BUSINESS THAT MAY COME BEFORE THE 2014 ANNUAL MEETING	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	14
CORPORATE GOVERNANCE	16
STANDING COMMITTEES OF THE BOARD	18
DIRECTOR COMPENSATION	20
DIRECTOR QUALIFICATIONS AND SELECTION	22
STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS	22
THE BOARD’S ROLE IN RISK MANAGEMENT	23
COMMUNICATION WITH DIRECTORS BY STOCKHOLDERS	24
CODE OF BUSINESS CONDUCT AND ETHICS	24
TRANSACTIONS WITH RELATED PERSONS	24
ADDITIONAL INFORMATION	25
NAMED EXECUTIVE OFFICERS	25
COMPENSATION COMMITTEE REPORT	26
COMPENSATION DISCUSSION AND ANALYSIS	26
SUMMARY COMPENSATION TABLE	41
2013 ALL OTHER COMPENSATION	42
2013 GRANTS OF PLAN-BASED AWARDS	43
ADDITIONAL DISCUSSION OF TABLES RELATED TO SUMMARY COMPENSATION AND 2013 GRANTS OF PLAN-BASED AWARDS	44
OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END	46
2013 OPTION EXERCISES AND STOCK VESTED	46
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	47
EQUITY COMPENSATION PLAN INFORMATION	52
STOCKHOLDER NOMINATIONS AND PROPOSALS	52
HOUSEHOLDING INFORMATION	53
APPENDIX A — Proposed Fourth Amended and Restated Articles of Incorporation	A-1

INFORMATION ABOUT VOTING AND THE MEETING

Who May Vote

Stockholders of PDC, as recorded in the Company’s stock register on the record date of April 14, 2014, may vote at the Annual Meeting. The outstanding voting securities of the Company as of April 14, 2014 consisted of              shares of common stock. Each share of common stock is entitled to one vote on each matter considered at the meeting.

How Proxies Work

The Board is asking for your proxy. Giving the Board your proxy means that you authorize the Board to vote your shares at the meeting in the manner you direct. We will vote your shares as you specify. You may vote for or withhold your vote from one or more Class I Director nominees. You may also vote for or against the other proposals, or abstain from voting. If your shares are held in your name, you can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you give the Board your signed proxy but do not specify how to vote, your shares will be voted (1) in favor of approval of all three of the Class I Director nominees named in the proxy; (2) in favor of ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers; and (4) in favor of adoption of the Company’s Fourth Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.

If you hold shares through someone else, such as a stockbroker, you will receive material from that firm asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. If the broker does not receive voting instructions from you, the broker may vote only on proposals that are considered “routine” matters under applicable rules. Without your instruction, your broker may vote only on the ratification of the appointment of PwC as our independent registered public accounting firm for 2014. A broker’s inability to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” The effect of broker non-votes may be different for the various proposals to be voted upon at the Annual Meeting. For a description of the effect of broker non-votes on each proposal, see “Votes Needed” below.

Voting 401(k) and Profit Sharing Plan Shares

If you are a participant in PDC’s 401(k) and Profit Sharing Plan and have shares of PDC common stock credited to your plan account as of the record date, you have the right to direct the plan trustee how to vote those shares. The trustee will vote the shares in your plan account in accordance with your instructions. Your vote may not be counted if your proxy card is not received by May 30, 2014. You cannot vote such shares at the Annual Meeting or change your vote.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	Submitting a new signed proxy with a later date;

•	Notifying PDC’s Corporate Secretary in writing before the meeting that you wish to revoke your proxy; or

•

Appearing at the meeting, notifying the inspector of the election that you wish to revoke your proxy, and voting in person at the meeting. Merely attending the meeting will not result in revocation of your proxy.

If you hold your shares through a broker, bank or other nominee, you must follow their instructions to revoke your voting instructions or otherwise vote at the meeting.

Quorum

In order to carry on the business of the meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose. Abstentions and broker non-votes will count for quorum purposes.

Votes Needed

The following table presents the voting requirements for electing the three Class I Director nominees and approving the other proposals presented in this Proxy Statement. Under the “Uncontested Elections Policy” contained in Section 3(e) of our Corporate Governance Guidelines, which may be viewed on our website at www.pdce.com, any nominee who receives a greater number of “withhold” votes than “for” votes is required to submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee. For more information about our Uncontested Elections Policy, see “Corporate Governance — Uncontested Elections Policy” below.

PROPOSAL	VOTE REQUIRED TO ELECT OR APPROVE

Proposal No. 1

Elect three Class I Directors.	The three nominees who receive the greatest number of votes will be elected Directors for the three-year term ending in 2017. There is no cumulative voting for Directors. Abstentions and broker non-votes will have no effect on the election of Directors.

Proposal No. 2

Ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	A majority of votes cast is required for ratification. Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal No. 2 and will have no effect on the vote.

Proposal No. 3

Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined herein).	A majority of votes cast is required for approval. Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal No. 3 and will have no effect on the vote.

Proposal No. 4

Approve and adopt the Fourth Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.	The affirmative vote of a majority of outstanding shares of common stock is required for approval. Abstentions and broker non-votes will be counted as votes against Proposal No. 4.

Attending in Person

Only stockholders or their proxy holders and PDC guests may attend the Annual Meeting. For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases or packages will be permitted in the meeting. In addition, each stockholder and guest may be asked to present valid, government-issued picture identification, such as a driver’s license, before being admitted to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 14, 2014, the record date for receiving notice of, attending and voting at the Annual Meeting.

Conduct of the Meeting

The Chairman has broad authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to speak at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

Solicitation of Proxies

The Company will bear all costs related to the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending the Notice of Internet Availability of Proxy Materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies by telephone and, to the extent necessary, other electronic communication and personal interviews, without additional compensation. The Company has entered into an agreement with Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, as its proxy solicitor and anticipates paying approximately $8,500 for such services.

Appraisal Rights

No action is proposed at the Annual Meeting for which the laws of the State of Nevada or our By-Laws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

Contact Information

If you have questions or need more information about the Annual Meeting, you may write to or call:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, CO 80203

(303) 860-5800

corpsecretary@pdce.com

For information about shares registered in your name, call PDC at (800) 624-3821. You are also invited to visit PDC’s website at www.pdce.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

PROPOSALS REQUIRING STOCKHOLDER VOTE

PROPOSAL NO. 1 — ELECT THREE CLASS I DIRECTORS

(Proposal 1 on the Proxy Card)

As of the date of this Proxy Statement and as permitted by the Company’s By-Laws, the Board consists of seven members divided into three classes (“Directors”). Directors are usually elected for three-year terms. The terms for members of each class end in successive years.

The Board has nominated three continuing Class I Directors, Joseph E. Casabona, David C. Parke and Jeffrey C. Swoveland, whose terms expire in 2014 at the Annual Meeting, to stand for re-election to the Board for a three-year term expiring in 2017. Mr. Casabona joined the Board in 2007 and currently serves on the Audit Committee, which he chairs. Mr. Parke joined the Board in 2003 and currently serves on the Compensation Committee and the Nominating and Governance Committee. Mr. Swoveland joined the Board in 1991 and currently serves as the Non-Executive Chairman of the Board and as a member of the Audit Committee and the Compensation Committee.

The appointed proxies will vote your shares in accordance with your instructions and for the election of the three Class I Director nominees unless you withhold your authority to vote for one or more of them. The Board does not contemplate that any of the Director nominees will become unavailable for any reason; however, if any Director is unable to stand for election, the Board may reduce its size or select a substitute. Your proxy cannot be otherwise voted for a person who is not named in this Proxy Statement as a candidate for Director or for a greater number of persons than the number of Director nominees named.

Board of Directors

As of March 30, 2014, the composition of the Board and the term of each Director was as follows:

NOMINEES	FIRST ELECTED DIRECTOR	EXPIRATION OF CURRENT TERM
CLASS I:
Joseph E. Casabona	2007	2014
David C. Parke	2003	2014
Jeffrey C. Swoveland	1991	2014

CLASS II:
Anthony J. Crisafio	2006	2015
Kimberly Luff Wakim	2003	2015

CLASS III:
Larry F. Mazza	2007	2016
James M. Trimble	2009	2016

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

NOMINEES FOR TERM EXPIRING IN 2017 — CLASS I

JOSEPH E. CASABONA, 70, served as Executive Vice President and as a member of the Board of Directors of Denver-based Energy Corporation of America (“ECA”) from 1985 until his retirement in May 2007. ECA is a privately-held energy company that owns and operates assets both in the U.S. and around the world, including approximately 4,600 wells, 5,000 miles of pipeline and 1,000,000 acres in North America. As the primary direct report to the Chief Executive Officer of ECA, Mr. Casabona’s major responsibilities included strategic planning/forecasting, acquisitions, capital transactions, corporate policy, and executive oversight in operational and drilling activities in the continental U.S. and internationally. From 1968 until 1985, Mr. Casabona was employed at KPMG or its predecessors with various titles including audit partner in the Pittsburgh, Pennsylvania office, where he primarily served public clients in the oil and gas industry. From 2008 until the beginning of 2011, Mr. Casabona served as Chief Executive Officer of Paramax Resources Ltd., a junior public Canadian oil and gas company engaged in the business of acquiring and exploring oil and gas prospects, primarily in Canada and Idaho. In determining Mr. Casabona’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Casabona brings to the Board extensive first-hand experience in all aspects of the oil and gas industry, including natural gas exploration, development, acquisitions, operations and strategic planning, as well as experience in the Company’s primary areas of operations, the Rocky Mountain Region and the Appalachian Basin. Mr. Casabona holds a BSBA from the University of Pittsburgh and a Master of Science-Mineral Economics from the Colorado School of Mines.

2007

DAVID C. PARKE, 47, has served as a Managing Director with Burrill Securities LLC since June 2011. From 2006 until 2011, he was Managing Director in the investment banking group of Boenning & Scattergood, Inc., a regional investment bank. Prior to joining Boenning & Scattergood from October 2003 to November 2006, he was a Director with the investment banking firm Mufson Howe Hunter & Company LLC. From 1992 through 2003, Mr. Parke was Director of Corporate Finance of Investec, Inc. and its predecessor, Pennsylvania Merchant Group Ltd., both investment banking companies. Prior to joining Pennsylvania Merchant Group, Mr. Parke served in the corporate finance departments of Wheat First Butcher & Singer, now part of Wells Fargo, and Legg Mason, Inc., now part of Stifel Nicolaus. In determining Mr. Parke’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Parke has extensive investment banking experience, including experience in the oil and gas area, allowing him to contribute broad financial and investment banking expertise to the Board and to provide guidance on capital markets and acquisition matters.

2003

JEFFREY C. SWOVELAND, 59, was elected Non-Executive Chairman of the Board in June 2011, having served on the Board since 1991. From 2006 until January 2014, Mr. Swoveland was first Chief Operating Officer and later President and Chief Executive Officer of ReGear Life Sciences, Inc. in Pittsburgh, Pennsylvania (previously named Coventina Healthcare Enterprises), which develops and markets medical device products. From 2000 until 2007, Mr. Swoveland served as Chief Financial Officer of Body Media, Inc., a life-science company specializing in the design and development of wearable body monitoring products and services. Prior thereto, from 1994 to September 2000, Mr. Swoveland held various positions including Vice President of Finance, Treasurer and interim Chief Financial Officer with Equitable Resources, Inc., a diversified natural gas company. Mr. Swoveland also has worked as a geologist and exploratory geophysicist for both major and independent oil and gas companies. Mr. Swoveland serves as a member of the Board of Directors of Linn Energy, LLC, a public independent oil and natural gas company. In determining Mr. Swoveland’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Swoveland brings to the Board extensive corporate management, accounting and finance experience, and oil and gas industry expertise. Additionally, his service as a director of another public energy company provides leadership and knowledge of best practices that benefit the Company and his guidance and understanding of management processes of larger oil and gas companies benefits the Company as it grows.

1991

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2015 — CLASS II

ANTHONY J. CRISAFIO, 61, a Certified Public Accountant, has served as an independent business consultant for more than 19 years, providing financial and operational advice to businesses in a variety of industries and stages of development. He is currently serving as a consultant to Empire Energy USA, LLC, which has operations in the Central Kansas Uplift and the shallow Appalachian Basin primarily in the State of New York, and is currently seeking and has pursued acquisitions in a variety of other basins in the United States. Mr. Crisafio also serves as the Interim Chief Financial Officer for MDS Energy, a part-time position. Mr. Crisafio also serves as an Advisory Board member for a number of privately held companies and has been a Certified Public Accountant for more than 30 years. Mr. Crisafio served as Chief Operating Officer, Treasurer and member of the Board of Directors of Cinema World, Inc. from 1989 until 1993. From 1975 until 1989, he was employed by Ernst & Young, last serving as a partner from 1986 to 1989. He was responsible for several Securities and Exchange Commission (“SEC”) registered client engagements and gained significant experience with oil and gas industry clients and mergers and acquisitions. In determining Mr. Crisafio’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Crisafio brings to the Board more than 30 years of financial accounting and management expertise, with demonstrated business management and accounting experience.

2006

KIMBERLY LUFF WAKIM, 56, an attorney and a Certified Public Accountant, is a Partner with the law firm Clark Hill PLC (formerly Thorp, Reed & Armstrong LLP), where she is the co-chair of the Corporate Restructuring and Bankruptcy Practice Group. She has practiced law with the firm since 1990. Ms. Wakim was previously an auditor with Main Hurdman (now KPMG) and was Assistant Controller for PDC from 1982 to 1985. She has been a member of the American Institute of Certified Public Accountants and the West Virginia Society of CPAs for more than 19 years. In determining Ms. Wakim’s qualifications to serve on our Board, the Board has considered, among other things, that Ms. Wakim brings to the Board a combination of strong legal background and expertise in accounting oversight.

2003

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2016 — CLASS III

LARRY F. MAZZA, 53, is President and Chief Executive Officer of MVB Financial Corp (“MVB”), a growing financial services company with banking, mortgage, insurance and wealth management operations in West Virginia and Northern Virginia. He has more than 26 years of experience in both large banks and small community banks. Mr. Mazza is one of seven members of the West Virginia Board of Banking and Financial Institutions. This Board oversees the operation of financial institutions throughout West Virginia and advises the state Commissioner of Banking on banking matters. Mr. Mazza is also an entrepreneur and is co-owner of nationally-recognized sports media business Football Talk, LLC, a pro football website and content provider for NBC SportsTalk. Prior to joining MVB in 2005 to lead its geographic expansion and growth, Mr. Mazza was Senior Vice President & Retail Banking Manager for BB&T Bank’s West Virginia North region, consisting of 33 financial centers and more than 300 employees. Mr. Mazza was employed by BB&T and its predecessors from 1986 to 2005. Prior thereto, Mr. Mazza was President of Empire National Bank, and later served as Regional President of One Valley Bank, a state-wide financial institution. Upon graduation from West Virginia University in Business Administration, he worked for KPMG (or its predecessors) as a Certified Public Accountant with a focus on auditing. In determining Mr. Mazza’s qualifications to serve on our Board, the Board has considered Mr. Mazza’s extensive leadership and banking experience. Banking relationships and experience have become particularly important to the Company in recent years. The Company benefits from Mr. Mazza’s first-hand continuing experience as a chief executive officer, a specific attribute sought by the Board when he initially became a Director in 2007. Mr. Mazza also provides an important link to community and employee stakeholders, demonstrating a continuing commitment to our workforce located in Bridgeport, West Virginia.

2007

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

JAMES M. TRIMBLE, 65, was appointed Chief Executive Officer and President of the Company in June 2011, having served on the Board since 2009. From August 2005 until November 2010, Mr. Trimble served as Managing Director of Grand Gulf Energy, Limited (ASX: GGE) (“Grand Gulf”), a public company traded on the Australian Securities Exchange, and retired from the Board of Directors of Grand Gulf in November 2011. In January 2005, Mr. Trimble founded and served until November 2010 as President and Chief Executive Officer of Grand Gulf’s U.S. subsidiary Grand Gulf Energy Company LLC, an exploration and development company focused primarily on drilling in mature basins in Texas, Louisiana and Oklahoma. From 2000 through 2004, Mr. Trimble was Chief Executive Officer of Elysium Energy and then TexCal Energy LLC, both of which were privately held oil and gas companies that he managed through troubled workout solutions. Prior thereto, he was Senior Vice President of Exploration and Production for Cabot Oil and Gas (NYSE: COG). Mr. Trimble was hired in July 2002 as CEO of TexCal (formerly Tri-Union Development) to manage a distressed oil and gas company through bankruptcy. He successfully managed the company through its exit from bankruptcy in 2004. From November 2002 until May 2006, he also served as a director of Blue Dolphin Energy (NASDAQ: BDCO), an independent oil and gas company with operations in the Gulf of Mexico. Mr. Trimble currently serves on the Board of Directors of Callon Petroleum Company (NYSE: CPE) and Seisgen Exploration LLC, a small private exploration and production company operating in southern Texas. In determining Mr. Trimble’s qualifications to serve on our Board, in addition to his status as CEO of the Company, the Board has considered, among other things, that Mr. Trimble is a Registered Professional Engineer who brings many years of broad oil and gas industry executive management experience to the Board, including experience as a chief operating officer, and knowledge of current developments and best practices in the industry.

2009

The election of the Class I Directors will be effected by an affirmative vote of a plurality of the outstanding common shares. Abstentions and broker non-votes will have no effect on the election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL NO. 1. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three Directors and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of Rule 5605(a)(2) of the NASDAQ listing standards and other applicable standards. The duties of the Audit Committee are summarized in this Proxy Statement under “Standing Committees of the Board” and are more fully described in its charter, which can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.”

Management is responsible for the Company’s internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

The Audit Committee met 12 times during 2013. In addition, the Audit Committee has authorized Audit Committee member Joseph E. Casabona to serve as a sub-committee of the Audit Committee to review and approve SEC periodic financial filings and other actions of the partnerships for which the Company serves as managing general partner. The sub-committee met five times during 2013 to review such partnership filings.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2013 (the “Audited Financial Statements”) with the Company’s management and PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements of Auditing Standards AU § 380) as adopted by the PCAOB in Rule 3200T, as amended. PwC directly provided reports on significant matters to the Audit Committee. The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 and has discussed with PwC its independence from the Company. The Audit Committee has discussed with management and PwC such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended that the Board include the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Joseph E. Casabona, Chair

Jeffrey C. Swoveland

Kimberly Luff Wakim

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PROPOSAL NO. 2 — RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2 on the Proxy Card)

The Audit Committee has appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and the Company is submitting the appointment of PwC to the stockholders for ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider its selection. A representative of PwC is expected to attend the meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES	2013	2012
Audit Fees(1)	$1,800,000	$1,807,000
Audit-Related Fees(2)	117,111	169,872
Tax Fees(3)	64,134	189,692
Other Fees(4)	—	5,794

Total Fees	$1,981,245	$2,172,358

(1)

Audit Fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company’s annual consolidated financial statements and the report on management’s assessment of internal controls over financial reporting and the effectiveness of the Company’s internal controls over financial reporting, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including fees related to comfort letters and consents issued in conjunction with our debt and equity offerings.

(2)

Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s annual consolidated financial statements and are not reported under “Audit Fees.” Fees billed primarily include our proportionate share of amounts billed to the Company-sponsored partnerships for the audits of their annual financial statements. Total amounts billed to the Company-sponsored partnerships in 2013 and 2012 were $309,000 and $340,000, respectively.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company and its proportionately consolidated entities.

(4)	Other Fees consist of aggregate fees billed for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by its independent registered public accounting firm be subject to pre-approval by the Audit Committee or authorized Audit Committee members. The Audit Committee has adopted policies and procedures for pre-approval of all audit services and non-audit services to be provided by the Company’s independent registered public accounting firm. Services necessary to conduct the annual audit must be pre-approved by the Audit Committee annually. Permissible non-audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature. Permissible non-audit services which are not eligible for annual pre-approval to be conducted by the independent accountant must be pre-approved individually by the full Audit Committee or by an authorized Audit Committee member. Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed. All of the services described in “Principal Accountant Fees and Services” were approved by the Audit Committee pursuant to its pre-approval policies in effect at the time. The duties of the Audit Committee are described in the Audit Committee Charter, which can be viewed on the Company’s website under “Corporate Governance.”

This proposal will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company cast at the Annual Meeting and entitled to vote on this proposal. Broker non-votes and abstentions will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 3 — APPROVE, ON ADVISORY BASIS, THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Proposal 3 on the Proxy Card)

The stockholders of the Company are entitled to cast an advisory non-binding vote at the Annual Meeting on the compensation of the Company’s Named Executive Officers (as defined below). While this vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will take into consideration the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation program. In 2011, based on the stockholder vote at the 2011 Annual Meeting of Stockholders and engagement with some of the Company’s largest stockholders, the Company determined to hold a “say-on-pay” vote annually, consistent with the majority of votes cast in favor of an annual advisory vote. The next non-binding advisory vote regarding such frequency will be held no later than the Company’s 2017 Annual Meeting of Stockholders, in accordance with SEC rules.

As described more fully under “Compensation Discussion and Analysis” below, the Company’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve the annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives.

The Company’s practice of targeting the median in compensation and placing a significant portion of each Named Executive Officer’s compensation at risk demonstrates its pay-for-performance philosophy. Approximately 78% of the target 2013 compensation for our Named Executive Officers other than the CEO was in the form of variable compensation which was “at risk” (i.e., incentive cash compensation, performance-based equity, stock appreciation rights (“SARs”) and restricted stock). For the Company’s CEO, this figure was 85%.

Each of the Named Executive Officers has been granted significant equity to provide him a stake in the Company’s long-term success. The Company also has significant stock ownership guidelines applicable to its senior executives. The Company believes that this “tone at the top” guides the Company’s other officers and management personnel to obtain and maintain meaningful ownership stakes in the Company.

The Compensation Committee considers the results of the non-binding “say-on-pay” vote of our stockholders concerning the compensation of our Named Executive Officers. At our 2013 annual meeting of stockholders, an overwhelming majority (98%) of the votes cast approved the compensation of our Named Executive Officers. Accordingly, the Compensation Committee concluded that our executive compensation programs generally meet the expectations of our stockholders. We did not make any material changes to our executive compensation programs in 2013.

In light of the above, the Company believes that the compensation of its Named Executive Officers for 2013 was appropriate and reasonable, and that its compensation programs and practices are sound and in the best interests of the Company and its stockholders. Stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative disclosure in this Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders.

This advisory vote will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company cast at the Annual Meeting and entitled to vote on this proposal. Broker non-votes will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL NO. 3. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 4 — APPROVE AND ADOPT THE FOURTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK FROM 100,000,000 TO 150,000,000.

(Proposal 4 on the Proxy Card)

On April 2, 2014, the Board, believing it to be in the best interests of the Company and its stockholders, authorized, subject to approval of the stockholders, the Fourth Amended and Restated Articles of Incorporation (“Articles”) to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000. This summary is qualified in its entirety by reference to the full text of the Articles, which appear as Appendix A to this document.

As of April 14, 2014, a total of              of the Company’s currently authorized 100,000,000 shares of common stock were outstanding. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. The Company has issued a significant number of shares in recent years to finance its rapid growth. This has reduced the number of remaining available shares to a level the Board believes to be undesirable.

The proposed amendment to the Articles would not change the terms of the common stock and the additional shares of common stock to be authorized pursuant to the amendment would have rights identical to the currently outstanding common stock. Except for shares to be issued under the Company’s equity compensation plans, the Company has no current intention to issue additional shares of common stock. The Board has not proposed an increase in the number of authorized shares of common stock with the intention of discouraging tender offers or takeover attempts relating to the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

The Board recognizes that the issuance of additional shares of common stock may adversely affect the interests of the holders of our common stock. For example, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of additional shares would dilute the earnings per share and book value per share of all of the existing outstanding shares of common stock. However, the Board believes that these potential risks are outweighed by the benefit that an increase in the number of available shares would provide in terms of additional financing flexibility. In reaching this conclusion, the Board noted that the Company’s issuance of common stock in the last two years to finance acquisition and other growth initiatives has been accompanied by a significant increase in the trading price of our common stock. The Board believes that retaining the ability to act quickly on future opportunities that may require or be facilitated by additional stock issuances will benefit existing stockholders.

For the above reasons, our stockholders are being asked to vote on the following resolution:

RESOLVED, that the Fourth Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock from 100,000,000 to 150,000,000 are hereby approved and adopted.

This proposal will be approved if it receives the affirmative vote of a majority of the outstanding common shares of the Company. Broker non-votes and abstentions will have the effect of votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL NO. 4.

ALL OTHER BUSINESS THAT MAY COME BEFORE THE 2014 ANNUAL MEETING

As of the date of this Proxy Statement, the Board is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the meeting in accordance with our By-Laws and SEC rules, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of February 18, 2014, by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock; (2) each Director of the Company; (3) each Named Executive Officer; and (4) all Directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. As of February 18, 2014,              shares of common stock of the Company were outstanding. Except as otherwise indicated, the address for each of the named security holders is c/o 1775 Sherman Street, Suite 3000, Denver, Colorado 80203.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
FMR LLC 245 Summer Street Boston, MA 02210	3,580,249	(1)	10.0%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,488,504	(2)	9.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,325,385	(3)	6.5%
Citadel Advisors LLC 131 S. Dearborn St., 32nd Floor Chicago, IL 60603	2,310,757	(4)	6.5%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,089,260	(5)	5.8%
T. Rowe Price Associates, Inc. 100 East Pratt St. Baltimore, MD 21202	1,984,103	(6)	5.5%
S.A.C. Capital Advisors, L.P. 72 Cummings Point Road Stamford, CT 06902	1,807,180	(7)	5.1%
James M. Trimble	130,014	(8)	*
Gysle R. Shellum	42,450	(9)	*
Barton R. Brookman, Jr.	90,841	(10)	*
Lance A. Lauck	70,065	(11)	*
Daniel W. Amidon	50,020	(12)	*
Kimberly Luff Wakim	17,304	(13)	*
David C. Parke	21,511	(14)	*
Jeffrey C. Swoveland	28,236	(15)	*
Anthony J. Crisafio	20,653		*
Joseph E. Casabona	27,335		*
Larry F. Mazza	20,885		*
All Directors and executive officers as a group (11 persons)	519,314	(16)
* Represents less than 1% of the outstanding shares of common stock.

(1)

As reported on a Schedule 13G/A filed with the SEC by FMR LLC on February 14, 2014, FMR LLC is a parent holding company in accordance with SEC Rule 13d-1(b)(ii)(G) and holds sole voting power as to 13,358 shares and sole dispositive power as to 3,580,249 shares.

(2)

As reported on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 31, 2014, BlackRock, Inc. holds sole voting power as to 3,363,352 shares and sole dispositive power as to 3,488,504 shares.

(3)

As reported on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 12, 2014, The Vanguard Group is an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 52,927 shares, sole dispositive power as to 2,274,458 shares and shared dispositive power as to 50,927 shares.

(4)

As reported on a Schedule 13G/A jointly filed with the SEC on February 14, 2014 by Citadel Advisors LLC (“Citadel”), Citadel Advisors Holdings II LP (“CAH2”), Citadel GP LLC and Kenneth Griffin, Citadel and CAH2 each holds shared voting and dispositive power as to 2,298,857 shares, and Citadel GP LLC and Kenneth Griffin each hold shared voting and dispositive power as to 2,310,757 shares.

(5)

As reported on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (“Dimensional Advisors”) on February 10, 2014, Dimensional Advisors is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 2,039,019 shares and sole dispositive power as to 2,089,260 shares. These securities are owned by various investment companies, commingled group trusts and separate accounts (“Funds”). In its role as investment adviser, sub-adviser and/or manager, Dimensional Advisors or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the shares and may be deemed to be the beneficial owner of the shares; however, all such securities are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

(6)

As reported on a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”) on February 11, 2014, Price Associates is an investment adviser registered under the Investment Advisers Act of 1940 and holds sole voting power as to 512,112 shares and sole dispositive power as to 1,984,103 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)

As reported on a Schedule 13G/A jointly filed with the SEC on January 13, 2014 by S.A.C. Capital Advisors L.P., S.A.C. Capital Advisors, Inc., Sigma Capital Management (“Sigma”) and Stephen A. Cohen. According to the filing, S.A.C. Capital Advisors L.P. and S.A.C. Capital Advisors, Inc. each hold shared voting and dispositive power as to 1,381,776 shares, Sigma holds shared voting and dispositive power as to 425,404 shares, and Mr. Cohen holds shared voting and dispositive power as 1,807,180 shares. Under SEC Rule 13d-3, each of S.A.C. Capital Advisors LP, S.A.C. Capital Advisors Inc. and Mr. Cohen may be deemed to beneficially own 1,381,776 shares and Sigma and Mr. Cohen may be deemed to beneficially own 425,404 shares; however, each of S.A.C. Capital Advisors LP, S.A.C. Capital Advisors Inc., Sigma and Mr. Cohen disclaims beneficial ownership of any such securities.

(8)

Excludes 114,353 restricted shares subject to vesting more than 60 days after January 31, 2014; includes 35,854 shares subject to SARs exercisable within 60 days of January 31, 2014. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(9)

Excludes 31,497 restricted shares subject to vesting more than 60 days after January 31, 2014; includes 9,163 shares subject to SARs exercisable within 60 days of January 31, 2014. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(10)

Excludes 30,114 restricted shares subject to vesting more than 60 days after January 31, 2014; includes 24,115 shares subject to SARs exercisable within 60 days of January 31, 2014. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(11)

Excludes 23,005 restricted shares subject to vesting more than 60 days after January 31, 2014; includes 20,150 shares subject to SARs exercisable within 60 days of January 31, 2014. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(12)

Excludes 23,005 restricted shares subject to vesting more than 60 days after January 31 2014; includes 20,638 shares subject to SARs exercisable within 60 days of January 31, 2014. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only. Mr. Lauck shares voting and dispositive power with his wife held in joint account.

(13)	Excludes 1,605 shares of deferred common stock units granted pursuant to the Non-Employee Director Deferred Compensation Plan.

(14)	Excludes 571 shares of deferred common stock units granted pursuant to the Non-Employee Director Deferred Compensation Plan.

(15)	Excludes 2,423 shares of deferred common stock units granted pursuant to the Non-Employee Director Deferred Compensation Plan.

(16)

Excludes 221,974 restricted shares subject to vesting more than 60 days after January 31, 2014, and 4,599 shares of common stock purchased pursuant to the Non-Employee Director Deferred Compensation Plan; includes 109,920 SARs exercisable within 60 days of January 31, 2014. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and holders of more than 10% of the common stock are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. If requested, the Company assists its officers and Directors in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on a review of the reports furnished to the Company or on written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2013, the Company’s officers and Directors and owners of more than 10% of the Company’s common stock timely filed all reports they were required to file under Section 16(a) of the Exchange Act, with the exception of one Form 4 reporting a single transaction which was inadvertently filed late by us on behalf of Mr. Mazza.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern the structure and function of the Board and establish the Board’s policies on a number of corporate governance issues. The Corporate Governance Guidelines were most recently amended on December 5, 2013.

Uncontested Elections Policy

The Corporate Governance Guidelines include an Uncontested Elections Policy (the “Policy”). Under the Policy, any nominee for Director in an uncontested election who receives a greater number of “withhold” votes than “for” votes will submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee (“N&G Committee”). The N&G Committee will promptly consider the tendered resignation and will recommend to the Board whether or not to accept the tendered resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes in a different way.

In making this recommendation, the N&G Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons for stockholders’ withholding of votes from such Director nominee (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether the Company will remain in compliance with applicable laws, rules, regulations and governing documents if it accepts the resignation and, generally, whether or not accepting the resignation is in the best interests of the Company and our stockholders. In considering the N&G Committee’s recommendation, the Board will take into account the factors considered by the N&G Committee and such additional information and factors as the Board believes to be relevant. If such an event were to occur, we would promptly and publicly disclose the Board’s decision and process in a report filed with the SEC.

Other Corporate Governance Documents

The Company’s website includes the Corporate Governance Guidelines and the following governance documents:

Director Nomination Procedures

Director Stock Ownership Guidelines

Insider Trading Policy

Shareholder Communication Policy

Audit Committee Charter

Compensation Committee Charter

Nominating and Governance Committee Charter

Non-Executive Chairman Charter

Code of Business Conduct and Ethics

Waivers of Potential Conflicts of Interest

Board of Directors

The Company’s By-Laws provide that the number of members of the Board shall be designated from time to time by a resolution of the Board. Currently, the designated number of Directors is seven. Under the By-Laws, the Board is divided into three separate classes of Directors which are required to be as nearly equal in number as practicable. At each annual meeting of stockholders, one class of Directors whose term has expired may be elected to a new term of three years. The classes are staggered so that the term of one class expires each year.

There is no family relationship between any Director or executive officer or the Company. There are no arrangements or understandings between any Director or officer and any other person pursuant to which the person was selected as an officer or Director of the Company.

Director Independence

In affirmatively determining whether a Director is “independent,” the Board analyzes and reviews the NASDAQ listing standards, which set forth certain circumstances under which a director is not considered independent. As CEO and President of the Company, Mr. Trimble is not independent under such standards. Audit Committee and Compensation Committee members are subject to additional, more stringent NASDAQ and Exchange Act requirements.

The Board has reviewed the business and charitable relationships between the Company and each non-employee Director (“Non-Employee Director”) to determine compliance with the NASDAQ listing standards and to evaluate whether there are any other facts or circumstances that might impair a Non-Employee Director’s independence. The Board has affirmatively determined that each of the Non-Employee Directors (i.e., Messrs. Casabona, Crisafio, Mazza, Parke and Swoveland, and Ms. Wakim) is independent under NASDAQ Listing Rule 5605, the Exchange Act and our Board committee charter requirements.

Board Meetings and Attendance

The Board has a standing Audit Committee, Compensation Committee and N&G Committee. Actions taken by these committees are reported to the Board at its next meeting. During 2013, each Director attended at least 75% of all meetings of the Board and committees of which he or she was a member. As specified in the Corporate Governance Guidelines, Directors are strongly encouraged, but not required, to attend the annual meeting of stockholders. All of the Directors attended the 2013 annual meeting on June 6, 2013.

The following table identifies the members of each committee of the Board, the chair of each committee, and the number of meetings held in 2013.

2013 BOARD AND COMMITTEE MEMBERSHIPS

Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Joseph E. Casabona	x	x(1)
Anthony J. Crisafio	x		x
Larry F. Mazza	x		x	x(1)
David C. Parke	x		x	x
Jeffrey C. Swoveland	x	x	x
James M. Trimble	x
Kimberly Luff Wakim	x	x	x(1)	x

Number of Meetings in 2013	7	12(2)	9	4

(1)	Chair

(2)	A sub-committee of the Audit Committee held five additional meetings in 2013 related to partnership SEC filings.

The Non-Employee Directors generally meet in “executive session” in connection with each regularly scheduled Board meeting without the employee Director (the CEO) present. Mr. Swoveland chairs these sessions; however, the other Non-Employee Directors may, in the event of his absence, select another Director to preside over the executive session.

STANDING COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee is composed entirely of persons whom the Board has determined to be independent under NASDAQ Listing Rule 5605(a)(2), Section 301 of the Sarbanes-Oxley Act of 2002, Section 10A(m)(3) of the Exchange Act and the relevant provisions of the Audit Committee Charter. The Board has adopted the Audit Committee Charter, which is posted on the Company’s website. The Board assesses the adequacy of the Audit Committee Charter on an annual basis and revises it as necessary. The Audit Committee Charter was most recently amended on March 13, 2013. The Board has determined that all members of the Audit Committee qualify as “financial experts” as defined by SEC regulations. The Audit Committee’s primary purpose is to assist the Board in monitoring the integrity of the Company’s financial reporting process, systems of internal controls and financial statements, and compliance with legal and regulatory requirements. Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors engaged by the Company for the purpose of preparing or issuing an audit report or related work. In performing its responsibilities, the Audit Committee:

•	Monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	Monitors the independence of the independent registered public accounting firm; and

•	Provides an avenue for communications among the independent registered public accounting firm, management and the Board.

Compensation Committee

The Board has determined that all members of the Compensation Committee are independent of the Company under Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ listing standards. The Board has adopted a Compensation Committee Charter which is posted on the Company’s website. In performing its responsibilities, the Compensation Committee:

•	Oversees the development of a compensation strategy for the Company’s Named Executive Officers;

•	Evaluates the performance of and establishes the compensation of the CEO;

•	Reviews and approves the elements of compensation for other senior executive officers of the Company;

•	Negotiates and approves the terms of employment and severance agreements with executive officers of the Company and approves all Company change in control plans;

•	Reviews the Directors’ compensation for their Board and committee work and recommends to the Board any Company changes in such compensation;

•	Reviews and approves performance criteria and results for bonus and performance-based equity awards for senior executive officers and approves awards to those officers;

•

Recommends to the Board equity-based incentive plans necessary to implement the Company’s compensation strategy, approves all equity grants under the plans and administers all equity-based incentive programs of the Company, which may include specific delegation to management to grant awards to non-executive officers; and

•	Reviews and approves Company contributions to Company-sponsored retirement plans.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks during fiscal year 2013.

Nominating and Governance Committee

The Board has determined that all members of the N&G Committee are independent of the Company under Rule 5605(a)(2) of the NASDAQ listing standards. The Board has adopted a Nominating and Governance Committee Charter which can be viewed on the Company’s website. In performing its responsibilities, the N&G Committee:

•	Assists the Board by identifying individuals qualified to become Board members, recommends nominees for election at the next annual meeting of stockholders, or otherwise fills any vacancies;

•	Recommends to the Board corporate governance guidelines applicable to the Company;

•	Leads the Board in its annual review of the Board’s performance; and

•	Recommends to the Board the nominees for membership on each committee.

Board Leadership Structure

Although the Board has no specific policy with respect to the separation of the offices of Chairman and CEO, the Board believes that our current leadership structure, under which Mr. Trimble serves as CEO and President and Mr. Swoveland serves as Non-Executive Chairman of the Board, is the optimal structure for our Board at this time. Since June 2011, the roles of Chairman and CEO have been held by separate individuals. We believe that as directors continue to have increasing oversight responsibilities, it is beneficial to have an independent, separate Chairman who has the responsibility of leading the Board, allowing the CEO to focus on leading the Company. We believe our CEO and Chairman have an excellent working relationship which, given the separation of their positions, provides strong Board leadership while positioning our CEO as the leader of the Company in the eyes of our employees and stockholders. The Board reconsiders this structure annually as it elects its Chairman or as circumstances arise that may require such determination.

As Non-Executive Chairman, Mr. Swoveland generally chairs the meetings of executive sessions of our Non-Employee Directors. The Non-Executive Chairman, in consultation with the CEO, establishes the agenda for each Board meeting.

DIRECTOR COMPENSATION

The compensation of our Non-Employee Directors is reviewed annually by the Compensation Committee and is approved by the Board. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In determining Director compensation, we consider the significant amount of time the Directors spend fulfilling their duties, as well as the competitive market for skilled directors. In addition, we recognize that our Directors are also responsible for the oversight of four partnerships for which the Company is the managing general partner. No compensation is paid to our CEO for his service on the Board.

In 2013, the Compensation Committee directly engaged Towers Watson & Co. (the “Consultant”) as compensation consultant to review executive compensation and to conduct an annual review of the total compensation of our Non-Employee Directors. Specifically, the Consultant evaluated retainer fees, potential meeting fees and stock-based long-term incentives using, as the competitive benchmark, total compensation paid to the directors of the energy companies which comprise the Company’s peer group used in determining 2013 executive compensation. Historically, compensation was adjusted in July, coincident with the commencement of the Board term; however, in 2014 the Compensation Committee elected to change to a calendar year award cycle to be consistent with the timing of equity grants to our Named Executive Officers.

No changes were made to our Directors’ compensation for 2014. Below is a summary of the compensation paid to our Non-Employee Directors in 2013. All Board and committee retainers are paid in quarterly installments.

Cash Compensation

Annual Board Retainer

In January 2013, the annual cash retainer for service on the Board and for attendance at all Board meetings was $60,000. In July 2013, this annual retainer was increased to $70,000. The Non-Executive Chairman received an additional cash retainer of $100,000 in 2013.

Annual Committee Retainers

Each Non-Employee Director receives an annual cash retainer for service on each committee on which he or she serves. The Chair of each Committee receives an additional annual retainer for his or her services as Chair. The following table shows the Committee and Chair retainers in effect for 2013:

COMMITTEE RETAINERS

Committee	Committee Retainer	Committee Chair Retainer
Audit	$15,000	$17,500
Compensation	10,000	10,000
Nominating and Governance	6,000	7,500

In addition:

•

A Special Committee consisting of Messrs. Crisafio, Mazza, Parke and Swoveland was created in 2008 to consider the potential repurchase of certain partnerships for which the Company is the managing general partner (each a “Partnership”). Since the majority of the Partnerships have been repurchased, no compensation was paid to the Special Committee members in 2013.

•

A sub-committee of the Audit Committee, of which Mr. Casabona is the sole member, reviews and approves SEC financial filings for the Partnerships. Mr. Casabona received a cash retainer of $10,000 for serving in this capacity in 2013.

Equity Compensation

Each year the Non-Employee Directors are awarded shares of restricted stock for their service on the Board. In June 2013, the Non-Executive Chairman received the equivalent of $170,000 (3,431 shares) and the remaining Non-Employee Directors each received the equivalent of $135,000 (2,725 shares) of restricted stock. These shares vesting ratably over three years were granted under the Company’s 2010 Long-Term Equity Compensation Plan, which was approved by stockholders in 2010 (the “2010 LTI Plan”).

Deferred Compensation

Each Non-Employee Director may choose to defer all or a portion of his or her annual cash compensation by participating in the Non-Employee Director Deferred Compensation Plan. All compensation deferred into this program is credited with hypothetical earnings and losses as if invested in common stock of the Company. Other than Mr. Swoveland, none of the Non-Employee Directors deferred compensation in 2013.

Company Stock Ownership Requirements

The Company’s Director Stock Ownership Guidelines require each Non-Employee Director to hold shares of Company stock in an amount equal to at least five times his or her annual Board retainer. Compliance with ownership requirements is measured annually. Qualifying stock holdings include directly-owned and unvested restricted Company stock. Directors are required to comply with the ownership guidelines within five years of their election to the Board. As of December 31, 2013, all of the Directors met the current requirements under the guidelines.

The Company’s Insider Trading Policy expressly prohibits Non-Employee Directors from purchasing options, puts or calls or engaging in other transactions that are intended to hedge against the economic risk of owning Company stock.

Director Compensation

Compensation paid to the Non-Employee Directors for fiscal year 2013 was as follows:

2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Joseph E. Casabona(3)	108,981	142,136	251,117
Anthony J. Crisafio	76,250	142,136	218,386
Larry F. Mazza	88,500	142,136	230,636
David C. Parke	81,000	142,136	223,136
Jeffrey C. Swoveland(4)	190,000	178,961	368,961
Kimberly Luff Wakim	106,000	142,136	248,136

(1)

Includes annual Board retainer, regular Committee and Committee Chair retainers, Audit sub-committee retainers, any cash compensation paid for participation on the Special Committee and retainers for the Non-Executive Chairman of the Board. No per-meeting fees are paid.

(2)

On June 7, 2013, the Company awarded 3,431 shares of restricted stock to the Non-Executive Chairman and 2,725 shares of restricted stock to each other Non-Employee Director equal to $170,000 and $135,000 of value, respectively, using the average of the 15-day closing prices ending ten days prior to the grant date ($49.54). The amount reported in this table reflects the grant date fair value as computed in accordance with FASB ASC Topic 718.

(3)	Mr. Casabona’s cash compensation includes $10,000 for his service on the Audit sub-committee.

(4)	Mr. Swoveland’s cash compensation includes $100,000 for his service as Non-Executive Chairman of the Board.

DIRECTOR QUALIFICATIONS AND SELECTION

The Board has adopted Director Nomination Procedures that prescribe the process the N&G Committee will use to recommend nominees for election to the Board. The Director Nomination Procedures can be viewed on the Company’s website. The N&G Committee evaluates each candidate based on his or her level and diversity of experience and knowledge (specifically within the industry and relevant industries in which the Company operates, as well as his or her overall experience and knowledge), skills, education, reputation, integrity, professional stature and other factors that may be relevant depending on the particular candidate.

Additional factors considered by the N&G Committee include the size and composition of the Board at the time, and the benefit to the Company of a broad mixture of skills, experience and perspectives on the Board. Accordingly, one or more of these factors may be given more weight in a particular case at a particular time, although no single factor is viewed as determinative. The N&G Committee has not specified any minimum qualifications that it believes must be met by any particular nominee.

The N&G Committee identifies Director candidates primarily through recommendations made by the Non-Employee Directors. These recommendations are developed based on the Non-Employee Directors’ knowledge and experience in a variety of fields and on research conducted by the Company at the N&G Committee’s direction. The N&G Committee also considers recommendations made by Directors, employees, stockholders and others, including search firms. All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Director Nomination Procedures. The N&G Committee has the authority to engage consultants to help identify or evaluate potential Director nominees, but did not do so in 2013.

Diversity Consideration

In addition to qualities of intellect, integrity and judgment, the N&G Committee takes into consideration diversity of background, senior management experience, education and an understanding of some combination of oil and gas marketing, finance, technology, government regulation and public policy. The N&G Committee makes its determination in the context of an assessment of the perceived needs of the Board at that point in time. The N&G Committee evaluates all Director nominees, including nominees recommended by stockholders, using these criteria. The Director nomination process specifically includes disclosure of the diversity provided by each candidate, and diversity is considered as part of the overall assessment of the Board’s functioning and needs.

STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS

Stockholder Recommendations

The N&G Committee will consider Director candidates recommended by stockholders of the Company on the same basis as those recommended by other sources. Any stockholder who wishes to recommend a prospective Director nominee should notify the N&G Committee by writing to the N&G Committee at the Company’s headquarters or by email to board@pdce.com. All recommendations will be reviewed by the N&G Committee. A submission recommending a nominee should include:

•	Sufficient biographical information to allow the N&G Committee to evaluate the potential nominee in light of the Director Nomination Procedures;

•	An indication as to whether the proposed nominee will meet the requirements for independence under NASDAQ and SEC guidelines;

•	Information concerning any relationships between the potential nominee and the stockholder recommending the potential nominee; and

•	An indication of the willingness of the proposed nominee to serve if nominated and elected.

Stockholder Nominations

Stockholders may nominate candidates for election to the Board. The Company’s By-Laws require that stockholders who wish to submit nominations for election to the Board at an annual meeting of stockholders follow certain procedures. The stockholder must give written notice to the Corporate Secretary at PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203 or may email notice to board@pdce.com not later than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, however, for notice by such stockholder to be timely, it must be received not later than 80 days before the annual meeting, or within 10 days following the Company’s public announcement of the date of its annual meeting. The stockholder must be a stockholder of record at the time the notice is given. The written notice must set forth (1) as to each nominee, all information relating to that person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of the stockholder, as they appear on the Company’s books, and of such beneficial owner, and (b) the class and number of shares of the Company’s securities that are beneficially owned by such stockholder and the beneficial owner; and (3) any material interest of such stockholder and such beneficial owner in such nomination.

THE BOARD’S ROLE IN RISK MANAGEMENT

The Board seeks to understand and oversee the Company’s critical business risks. Risks are considered in every business decision, including by means of Board oversight of the Company’s internal risk management system. For instance, an assessment of potential risks (financial and otherwise) is included in every acquisition proposal presented to the Board. The Board realizes, however, that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company’s objectives.

The Board is responsible for general oversight of the risks of the Company, including overseeing risks related to the Company’s key strategic goals. The Audit Committee is the primary committee overseeing risk and specifically reviews risks and related controls in areas that it considers fundamental to the integrity and reliability of the Company’s financial statements, such as counterparty risks and derivative program risks. Similarly, the Compensation Committee considers risks related to the structure and size of the Company’s compensation plans, as set out below.

We believe that our Board leadership structure supports its risk oversight function. Among other things, there is open and continuous communication between our management and our Directors.

Compensation Risk Assessment

We do not believe that the Company’s executive or non-executive compensation structure is reasonably likely to have a material adverse effect on the Company. Risk-mitigating features of our executive and non-executive compensation structure include:

•	A balance of short-term and long-term programs to ensure focus on both elements of Company performance;

•

Caps on awards payable to any individual under our bonus and performance share programs, along with Compensation Committee discretion to decrease bonus payouts in the event that it believes excessive risk was taken;

•	Certain bonus awards are subject to reduction or forfeiture following a re-evaluation of prior years’ performance;

•	“Clawback” provisions are included in all Named Executive Officers’ employment agreements;

•	Significant stock ownership requirements are in place for our Named Executive Officers and Non-Employee Directors;

•

A provision in our Insider Trading Policy that prohibits executive officers from selling Company shares without first obtaining permission from the Company’s General Counsel, even during open trading windows; and

•	A hedging policy that does not permit the Company to effect transactions in oil and gas derivatives on a speculative basis.

COMMUNICATION WITH DIRECTORS BY STOCKHOLDERS

Stockholders may communicate with the Board or a committee of the Board by writing to the attention of the Board or committee at the Company’s corporate headquarters or by emailing the Board at board@pdce.com with “Board Communication” or the appropriate Board committee indicated in the subject line.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all Directors, officers, employees, agents, consultants and representatives of the Company, which is reviewed at least annually by the N&G Committee. The Company’s principal executive officer, principal financial officer and principal accounting officer are subject to additional specific provisions under the Code of Conduct. The Code of Conduct can be viewed on the Company’s website at www.pdce.com. In the event the Board approves an amendment to or a waiver of any provisions of the Code of Conduct, the Company will disclose the information on its website. In 2013, the Board approved waivers regarding any potential conflict related to (1) the service of Mr. Swoveland on the Board of Directors of Linn Energy, LLC; and (2) the Company’s dealings with KeyBanc Capital Markets, KeyBank N.A., or any of its affiliate banks (collectively, “KeyBank”), including, but not limited to, its participation in the Company’s revolving bank loan group, to the extent that a conflict of interest exists as a result of the employment of Mr. Trimble’s spouse, a senior investment banker at KeyBank. These waivers can be found on the Company’s website. If the Board becomes aware of a potential conflict in the future, it will consider at that time whether or not to continue these waivers.

TRANSACTIONS WITH RELATED PERSONS

Related Transactions

From January 1, 2013 to the present, there was no transaction or series of transactions, nor is there any currently proposed transaction involving an amount exceeding $120,000 in which the Company is a participant and/or in which any Director, executive officer, known holder of more than five percent of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest for which disclosure is required under SEC Rule S-K 404.

Policies and Procedures With Respect to Transactions with Related Persons

The Board has adopted a written policy for the review, approval and ratification of transactions that involve related parties and potential conflicts of interest. The related party transaction policy applies to each Director and executive officer of the Company, any nominee for election as a Director, any security holder who is known to own more than five percent of the Company’s voting securities, any immediate family member of any of the foregoing persons and any corporation, firm or association in which one or more of the Company’s Directors are directors or officers, or have a substantial financial interest.

Under our related-party transaction policy, a related person transaction is a transaction or arrangement involving a related person in which the Company is a participant or that would require disclosure in the Company’s filings with the SEC as a transaction with a related person. The related person must disclose to the Audit Committee any potential related person transactions and must disclose all material facts with respect to such transaction and relationship. All related person transactions will be reviewed by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis and the impact of the transaction on the Company’s business and operations.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the Company’s SEC filings are available at http://www.sec.gov and through a link from the Company’s website at www.pdce.com. These documents may also be viewed at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

NAMED EXECUTIVE OFFICERS

The current Named Executive Officers of the Company, their principal occupations for the past five years and additional information is set forth below.

JAMES M. TRIMBLE, 65. See Proposal No.1 for Mr. Trimble’s information.

GYSLE R. SHELLUM, 62, was appointed Chief Financial Officer in 2008. Prior to joining the Company, Mr. Shellum served from September 2004 through September 2008 as Vice President, Finance and Special Projects of Crosstex Energy, L.P. in Dallas, Texas. Crosstex Energy, L.P. is a publicly traded Delaware limited partnership whose securities are listed on the NASDAQ Global Select Market and is an independent midstream energy company engaged in the gathering, transmission, treating, processing and marketing of natural gas and natural gas liquids. Mr. Shellum holds a B.B.A. in Accounting from the University of Texas, Arlington.

BARTON R. BROOKMAN, JR., 51, was appointed Executive Vice President and Chief Operating Officer in June 2013, having previously served as Senior Vice President Exploration and Production. Prior to joining the Company in July 2005, Mr. Brookman was employed by Patina Oil and Gas (“Patina”) and its predecessor Snyder Oil from 1988 until 2005 in a series of operational and technical positions of increasing responsibility, ending his service at Patina as Vice President of Operations. Mr. Brookman holds a B.S. in Petroleum Engineering from the Colorado School of Mines and a M.S. in Finance from the University of Colorado.

LANCE A. LAUCK, 51, has served as Senior Vice President Corporate Development since January 2012, having joined the Company in August 2009 as Senior Vice President Business Development. Mr. Lauck has overall responsibility for PDC’s business development, strategic planning, reserves and midstream and marketing. Previously, he served as Vice President—Acquisitions and Business Development for Quantum Resources Management LLC from 2006 to 2009. From 1988 until 2006, Mr. Lauck worked for Anadarko Petroleum Corporation, where he initially held production, reservoir and acquisition engineering positions before assuming various management-level positions in the areas of acquisitions and business development, ending his service as General Manager, Corporate Development. From 1984 to 1988, Mr. Lauck worked as a production engineer for Tenneco Oil Company. Mr. Lauck holds a B.S. in Petroleum Engineering from the University of Missouri-Rolla.

DANIEL W. AMIDON, 53, Senior Vice President, General Counsel and Secretary, was appointed General Counsel and Secretary in July 2007 and Senior Vice President in 2012. Prior to joining the Company, Mr. Amidon was employed by Wheeling-Pittsburgh Steel Corporation beginning in July 2004, where he served in several positions including General Counsel and Secretary. Prior thereto, Mr. Amidon was employed by J&L Specialty Steel Inc. from 1992 through July 2004 in positions of increasing responsibility, including General Counsel and Secretary. Mr. Amidon practiced with the Pittsburgh, Pennsylvania law firm of Buchanan Ingersoll PC from 1986 through 1992. Mr. Amidon graduated from the University of Virginia, with honors, majoring in economics. He received his J.D. from the Dickinson School of Law (now Penn State Law).

Each of the above was an officer of the Company in September 2013, when each of twelve partnerships for which the Company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its review and discussions, recommends its inclusion in this Proxy Statement.

Kimberly Luff Wakim, Chair

Anthony J. Crisafio

Larry F. Mazza

David C. Parke

Jeffrey C. Swoveland

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary and 2013 Highlights

Our executive compensation program is designed to reward executives when the Company achieves its operational and financial objectives. In addition, our program is designed to:

•	Align the interests of our executives with the interests of our stockholders;

•	Support the Company’s strategic plan by focusing performance on specific financial and operational metrics;

•	Be market-competitive and premised upon informed industry benchmarking; and

•

Result in executive compensation that is focused on the Company’s actual performance, thereby rewarding performance with compensation, with a significant portion of target compensation delivered through equity or a performance-based annual bonus.

We believe that in 2013 we exceeded our performance expectations for the year, delivering the following key financial and operational results for our stockholders. The Company:

•	Continued to successfully execute on the shift in the Company’s long-term strategy:

•	Completed the consolidation of the Company’s focus into three core areas of operation where the Company has a competitive advantage through various divestitures;

•	Increased our crude oil and liquids percentage to 54% of proved reserves; and

•	Reduced the number of remaining partnerships to four.

•	Achieved outstanding reserve and production growth for the year as a result of execution of our strategic shift:

•	Replaced approximately 1300% of production from continuing operations, resulting in a three-year average production replacement of 738%;

•	Increased proved reserves by 50% and proved, possible and probable (“3P”) reserves by 45%;

•	Increased annual production from continuing operations by 35% to 7.4 MMboe; and

•	Realized first production in the Utica Shale.

•	Continued to enhance the Company’s financial position:

•	Increased our adjusted cash flow by 27% over 2012;

•	Completed an equity offering in August of 5.2 million shares with proceeds to the Company of $276 million; and

•	Repriced bank debt and ended the year with an undrawn revolver.

•	Realized excellent stock price performance relative to our 16 peers, performing well above the median of our peers on both one- and three-year periods.

Our key compensation changes for 2013 included:

•	Promotion of Mr. Brookman to Executive Vice President and Chief Operating Officer to recognize his expanded responsibilities, and adjustment of his compensation accordingly.

•	Adjustment of target compensation to the current market median, placing more emphasis on variable and equity compensation, including:

•	Moderate increases to base salaries and annual incentive target bonuses; and

•	Awards of annual equity grants to approximate the median of the market in total target compensation.

•	Implementation of the Employee Change in Control Severance Plan for all Company employees.

General Compensation Philosophy/Objectives

Compensation Objectives and Philosophy

The objectives of our compensation programs are to attract, motivate and retain highly talented executives who can lead the Company in efficiently and profitably exploring for and producing oil and natural gas in a safe and environmentally conscious way. To that end, we believe our compensation program should be competitive within the industry and encourage retention of executives. The Compensation Committee (for purposes of this section, the “Committee”) is committed to establishing a compensation program that generally establishes target total compensation around the median level for similar positions at comparable companies (unless specific circumstances warrant otherwise) in order to remain competitive for executive talent and to retain our current executive leadership. We benchmark each element of total direct compensation (which includes base salary, annual and long-term incentives) and the mix of compensation (cash versus equity-based) to the peer group and other survey data, as described below. Our programs are structured to require a commitment to performance because total compensation at the market median is not guaranteed. Therefore, increased compensation rewards above-target performance and below-median compensation is provided for performance that does not meet the target. In addition, to encourage retention, long-term incentives are generally forfeited in the event an executive voluntarily terminates employment.

Compensation Should Balance Short-Term and Long-Term Objectives and Be Aligned with the Company’s Strategic Plan

The Committee aligns its executive compensation decisions with the Company’s strategic plan and the operational and financial goals it believes are necessary to drive performance. Our compensation programs are designed to maintain a balance between rewarding the achievement of short-term or annual results and ensuring the Company’s long-term growth and success. To this end, the mix of annual and long-term incentives is allocated in a manner generally consistent with market data and with what the Committee believes to be the appropriate balance of risk in each program. Each of our incentive programs links all or a portion of its payout to the Company’s performance and our annual incentive program allows for recognition of individual-specific performance as well. Participation in both the annual and long-term incentive programs increases at higher levels of responsibility, as executives in these leadership roles have the greatest influence on the Company’s strategic direction and results over time.

The charts below show the targeted fixed and at-risk components, as contemplated by the Committee for 2013, for the Named Executive Officers as a percentage of target total direct compensation. These charts are not a substitute for the “Summary Compensation Table,” which includes amounts supplemental to total direct compensation and calculates certain components of total direct compensation differently from that shown below.

These charts demonstrate that, for 2013, the Committee established a target of between 85% and 86% of total direct compensation for Mr. Trimble as variable and 71% in the form of equity-based compensation, with the other Named Executive Officers having approximately 78% of their compensation as variable and 61% of their compensation in the form of equity-based compensation. These charts are based on compensation established in January 2013 and do not include any changes in cash compensation related to the promotion of Mr. Brookman.

Peer Groups and Survey Data Help Establish Target Compensation and Define Competitive Levels of Performance

Each fall, the Committee reviews the composition of a peer group of companies in establishing target compensation for each executive for the coming year. In its review, the Committee considers with respect to each potential peer company its size, scope and nature of business operations, ownership structure, prior financial performance and current financial scope, including market capitalization, enterprise value, revenue, EBITDA, capital expenditures and assets. In comparing the size of potential peers to the Company, the Committee uses only the Company’s oil and gas sales and excludes any other revenues/income. The Committee then assesses whether changes to the peer group are warranted based upon changes in size and/or operations of the Company and/or the peer company and other factors that may render a peer company no longer comparable. The 2013 peer group below was selected in September 2012 for the Committee’s analysis and determination of 2013 compensation.

PEER COMPANY	PEER COMPANY FOR 2012 FISCAL YEAR	PEER COMPANY FOR 2013 FISCAL YEAR
Berry Petroleum Company (1)	x	x
Bill Barrett Corporation	x	x
Brigham Exploration Company (2)	x
Carrizo Oil & Gas, Inc.	x	x
Comstock Resources, Inc.	x	x
EXCO Resources, Inc.	x	x
Forest Oil Corporation	x	x
Goodrich Petroleum Corporation	x	x
Laredo Petroleum Holdings, Inc.		x
Magnum Hunter Resources Corp.		x
Penn Virginia Corporation	x	x
PetroQuest Energy, Inc.	x	x
Quicksilver Resources Inc.	x	x
Resolute Energy Corporation	x	x
Rosetta Resources Inc.	x	x
Stone Energy Corporation	x	x
Swift Energy Company	x	x
Venoco, Inc. (3)	x

(1)	Berry Petroleum Company was acquired by Linn Energy, LLC in December 2013.

(2)	Brigham Exploration Company was purchased by Statoil ASA in December 2011.

(3)	Venoco, Inc. became privately owned in October 2012.

The Committee also uses several proprietary benchmarking surveys from a broader sample of comparably-sized oil and gas companies for additional market perspective, including Effective Compensation, Incorporated’s “Oil and Gas Exploration and Production Industry Survey (ECI),” Meridian Compensation Partners LLC’s “North America Oil and Gas Exploration and Production Survey” and survey data compiled by the Consultant. The Committee uses both the peer and survey benchmarking data to establish competitive base salaries, bonus targets and target total direct compensation. The Committee also uses either the same or a similar peer group in measuring stock performance under the Company’s performance-based long-term incentive awards described below.

Compensation Should Be Tax-Deductible When Appropriate

The Committee considers the impact of the applicable tax laws with respect to compensation paid under the Company’s plans, arrangements and agreements. Section 162(m) of the Internal Revenue Code (the “Code”) disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1,000,000 paid to any covered employee. The covered employees are generally named executive officers other than the chief financial officer (“CFO”). An exception to the deduction limit is provided under Code Section 162(m) for performance-based compensation paid pursuant to stockholder-approved plans that meet certain criteria.

Elements of our executive compensation program are designed to be performance-based, such as stock options, stock appreciation rights (“SARs”) and performance-based equity awards issued under the Company’s Amended and Restated 2010 Long-Term Incentive (“LTI”) Plan. Other aspects of our executive compensation program do not qualify as performance-based, such as time-based restricted stock and the Company’s annual incentive bonus program. It is our intent to preserve our income tax deductions by qualifying certain compensation paid to our top executives as performance-based compensation under Code Section 162(m) where practicable under our compensation policies. The Committee nonetheless may approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, the Committee believes that it would be in our best interests to pay such compensation. For example, in the case of the annual incentive bonus program, the Committee prefers to maintain the ability to exercise discretion in evaluating Company and participant performance. The Committee will continue to monitor the impact of Code Section 162(m) on the Company’s executive compensation programs.

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently included in gross income and are subject to an additional 20% tax, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We have designed or amended our plans and programs with the intent that they either be exempt from or comply with Code Section 409A.

Executives and Directors Are Required to Own Stock

Consistent with the goal of driving long-term value creation for our stockholders and in order to discourage undue risk-taking, the Company’s stock ownership guidelines require significant stock ownership by the Named Executive Officers and Directors. Each Named Executive Officer is expected to achieve compliance with the ownership guidelines within five years of his or her appointment as a Named Executive Officer but is not required to purchase stock to meet these guidelines. The net shares acquired through incentive compensation plans (through the exercise of stock options, SARs, or the vesting of restricted stock or performance shares) must be retained if the Named Executive Officer has not satisfied his or her targeted ownership. An executive’s failure to meet the stock ownership guidelines may influence the future mix of cash and non-cash compensation awarded by the Committee. Executives are not permitted to pledge their shares or invest in derivatives involving Company stock. Ownership is reviewed at least annually when compensation decisions are made. As of December 31, 2013, all of the Named Executive Officers met the stock ownership requirements as set forth below.

STOCK OWNERSHIP REQUIREMENT

Name/Year of Executive Status	Stock Ownership Guidelines	Number of Shares Required To Own*	Number of Qualifying Shares Owned*
James M. Trimble (2011)	5x Base Salary	61,430	159,229
Gysle R. Shellum (2008)	3x Base Salary	18,971	50,430
Barton R. Brookman (2008)	3x Base Salary	21,681	80,285
Lance A. Lauck (2009)	3x Base Salary	17,345	61,431
Daniel W. Amidon (2007)	3x Base Salary	16,261	40,189

*	Using average of daily closing prices in December, which was $55.35.

Qualifying holdings include stock owned directly, shares held in the Company’s 401(k) and Profit Sharing Plan and unvested time-based restricted stock as of December 31, 2013. Not included are stock options, SARs and performance-based awards. Stock ownership requirements applicable to our Non-Employee Directors are described under “Director Compensation—Company Stock Ownership Requirements.”

Compensation Process — Making Executive Compensation Decisions

Determining Target Total Direct Compensation

The Committee determines target total direct compensation for our Named Executive Officers by establishing base salaries and setting long-term and annual incentive compensation targets. When appropriate, the Committee also approves special awards and modifies perquisites. The Committee typically establishes target total direct compensation in the first quarter of each year. In doing so, the Committee considers the following:

•

Market data for the target total direct compensation (base salary, bonus targets and long-term incentives) for the peer group, based on disclosure in peer company proxies and other applicable survey data;

•	Individual performance and areas of responsibility relative to the market data;

•	Compensation relative to that of other executive officers of the Company; and

•	The CEO’s recommendations with respect to the compensation of the executives who report directly to him, including each of the other Named Executive Officers.

The Committee’s view is that an executive’s target compensation should reflect the current market value of his or her services. For a Named Executive Officer who has performed well in the prior year, the predominant factor in determining target total direct compensation for the current year is the market median for that position. Based on the CEO’s extensive experience, however, the Committee has targeted his compensation above the median. In considering the mix of cash and long-term incentives, the Committee may adjust the amount and type of each component to generally target total direct compensation at the market median. When recruiting a new executive, the Company may be required to pay above market median to attract an individual. Over time, performance will determine actual pay and target pay will generally be adjusted toward the median.

Annual and Long-Term Incentive Programs

The Committee annually reviews and approves program design, including performance metrics and target payout, and awards under the annual and long-term incentive programs. These discussions, which usually begin with recommendations from management and involve deliberation among the Committee, management and the Consultant, usually span numerous meetings before a design is approved. With respect to equity programs, the Committee also considers the accounting effect of the awards, dilution and employee stock burn rate (based on total outstanding shares). For performance-based equity awards, the Committee certifies at the end of the performance period the level at which the performance measures were satisfied and approves the amount of incentive award payable to each Named Executive Officer.

Historical Compensation Review

Each year the Committee is provided summaries of each Named Executive Officer’s compensation history, as well as all compensation payable upon his or her termination of employment and upon a change in control of the Company. These summaries, some of which are included in this Proxy Statement, include the following:

•	Three-year (or longer) history of base salary, annual incentive targets and awards, long-term incentive grants, payouts and perquisites;

•	Realized gains for the current year and potential gains on unexercised or unvested awards; and

•	The value of compensation and other severance benefits due to the Named Executive Officer under various termination scenarios, both before and after a change in control of the Company.

In addition to reviewing the Company’s historical compensation and comparing current compensation to that of its peers, the Committee reviews both realizable and earned pay over the past three years relative to the Company’s peers to help determine whether the Company’s compensation plan is compensating for performance as designed. The Committee looks at pay-for-performance using the performance measures used by Institutional Shareholder Services (“ISS”) (although ISS uses a different peer group) as well as a group of company-level performance measures relevant to the oil and gas industry. Those measures include production growth, revenue growth, operating cash flow growth, EBITDA/interest expense and total stockholder return. The Committee considers the results of this analysis in making adjustments to the compensation program each year.

Role of the Compensation Consultant

The Committee has the sole power to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Consultant has been engaged directly by the Committee for approximately nine years. The Consultant provides the Committee with market data and observations regarding executive officer compensation programs and practices, including specifically:

•	Peer group identification and assessment;

•	Compensation benchmarking;

•

Advice and market insight as to the design, payout alternatives and performance measures for annual and long-term incentives and on other aspects of compensation (e.g., employment agreements, perquisites, etc.); and

•	Marketplace compensation trends in the industry and generally.

The Consultant does not make recommendations on or approve the amount of compensation of any Named Executive Officer. The Committee may request information or advice directly from the Consultant and may direct the Company to provide or solicit information from the Consultant. The Consultant regularly interacts with representatives of the Company and periodically with the CEO. The Consultant attends meetings of the Committee when requested. The Committee reviews the engagement of its independent compensation consultant on an annual basis and as a part of that process reviews a summary of all services provided by the Consultant and related costs, including the fees paid as a percentage of the Consultant’s total revenue. In 2013, the Consultant did not perform any other material services for the Company, did not have any business or personal relationships with the Committee members or executive officers of the Company, did not own any stock of the Company and maintained policies and procedures designed to avoid conflicts of interest. Accordingly, the Committee determined that the engagement of the Consultant in 2013 did not create any conflicts of interest.

Role of Management in Determining Executive Compensation

Our CEO plays a significant role in the Committee’s establishment of compensation levels for our other Named Executive Officers. Important aspects of his role in the process are:

•	Assessing his own performance and the performance of the other Named Executive Officers;

•	Recommending quantitative and qualitative performance measures under our annual incentive program;

•	Providing feedback on proposed peer group companies;

•	Recommending base salary levels, annual incentive targets, actual annual incentive awards and long-term incentive awards for the other Named Executive Officers; and

•	Providing his assessment of the Company’s performance for the year with respect to achievement of performance measures under the annual incentive program.

Management also retains an individual as a consultant in our compensation process to coordinate the preparation of certain materials for Committee meetings. This individual is retained by and reports to management, whereas the Consultant reports to the Committee.

At the Committee’s request, our Named Executive Officers may also assess the design of or make recommendations related to our compensation and benefit programs. The Committee, with input from the Consultant, determines each element of the CEO’s compensation. With input from the Consultant and the CEO, the Committee determines each element of compensation for the other Named Executive Officers. The CEO is not present during voting or deliberations concerning his own compensation.

Consideration of Say-on-Pay Vote

The Committee considers the results of the non-binding “say-on-pay” vote of our stockholders concerning the compensation of our Named Executive Officers. At our 2013 Annual Meeting, an overwhelming majority (98%) of the votes cast approved the compensation of our Named Executive Officers. Accordingly, the Committee concluded that our executive compensation programs generally meet the expectations of our stockholders, thus we did not make any material changes to our executive compensation programs in 2013 in response to the say-on-pay results.

Components of the Company’s Compensation Program

Our Named Executive Officers’ 2013 compensation consisted principally of the following components, in addition to plans and programs in which all of our full-time employees participate, such as health and welfare benefit plans:

ELEMENT	KEY FEATURES	PURPOSE

BASE SALARY

• Base salaries are generally targeted at the median of the market.

• Adjustments are made on an annual basis based on an individual’s performance, pay relative to the market, changes in responsibility and internal equity.

• To provide a minimum, fixed level of cash compensation upon which our executives can rely.

INCENTIVE COMPENSATION

Cash Incentive

• Annual cash incentive payments are based on attainment of Company and individual performance goals.

• Company performance goals are based upon measurable financial and operational metrics.

• Individual performance goals are linked to key business priorities and may include both financial and non-financial goals.

• The Committee maintains discretion to adjust awards as appropriate.

• To motivate and reward executives to produce strong financial and operational results. • To provide a competitive reward opportunity that attracts, retains and motivates our executives.

Equity Awards	• Long-term incentives are delivered through multiple vehicles: restricted stock, SARs and performance shares.

• To retain executives and align their long-term interests with those of stockholders.

• To provide a mix of equity awards that focuses executives on the long-term growth of our stock price but does not encourage excessive risk-taking.

• Restricted stock is an important retention tool and aligns executives with stockholders as the value of restricted stock is always equal to the current value of the stock.

• SARs reward executives through increases in stock price and are intended to focus executives on taking reasonable actions to increase the stock price over the long term.

• Performance share awards promote both the long-term growth of our stock price and stock performance that exceeds that of our peers.

ELEMENT	KEY FEATURES	PURPOSE

OTHER COMPENSATION

Retirement Plans

•  Executives participate in our broad-based 401(k) and profit sharing plan under which all employees are eligible to make contributions in a tax-deferred vehicle and receive Company contributions.

•  The Company matches dollar-for-dollar up to 10% of the employee’s compensation, then matches 20% of the employee’s contributions over the 10% amount up to the IRS maximum limits.

•  The Company does not provide any supplemental retirement benefits.

• To provide a level of retirement income for all employees, including executive officers, and allow employees to build financial security for their retirement.

Health and Welfare Benefits

•  Executives participate in our broad-based health and welfare benefit programs on the same terms and conditions (including contribution rates) as other employees.

•  All Company employees (including executives) are provided up to 13 weeks of short-term disability at full pay.

• To attract and retain employees, including executives.

Perquisites	• The Company provides modest perquisites to executives which include a car allowance for business and personal use and club dues (athletic or other non-golf club only).	• To provide personal benefits that are modest yet competitive with the perquisites provided to similarly situated executives.

Severance

•  Executives are contractually entitled to severance benefits upon certain termination events or a change in control of the Company. See “Potential Payments Upon Termination or Change in Control” for a description of these benefits.

•  To attract and retain executives in a volatile and consolidating industry by providing transitional income following loss of employment and to ensure executives act in the best interest of stockholders during a potential change in control.

2013 Compensation Decisions

Base Salary

After reviewing the market data provided by the Consultant and outside survey data, and considering the other factors discussed above, we adjusted our Named Executive Officers’ base salaries effective January 1, 2013 as follows:

NAMED EXECUTIVE OFFICER	2012 Base Salary	2013 Base Salary
James M. Trimble	$650,000	$680,000
Gysle R. Shellum	$325,000	$350,000
Barton R. Brookman*	$325,000	$350,000
Lance A. Lauck	$300,000	$320,000
Daniel W. Amidon	$285,000	$300,000

*	Mr. Brookman’s base salary was further increased from $350,000 to $400,000 in June 2013 to reflect his promotion to Executive Vice President and Chief Operating Officer.

Annual Cash Incentives

Each year, we approve a target annual cash incentive award for each Named Executive Officer. These target awards are expressed as a percentage of base salary and generally produce, when combined with long-term incentives, total target compensation near the median of the peer group. Actual awards can range up to 200% of these targets based on the achievement of Company and individual goals. In January 2013, we approved target annual cash incentive awards as follows:

NAMED EXECUTIVE OFFICER	TARGET ANNUAL CASH INCENTIVE AS % OF BASE SALARY
James M. Trimble	100%
Gysle R. Shellum	75%
Barton R. Brookman*	75%
Lance A. Lauck	75%
Daniel W. Amidon	75%

*	Mr. Brookman’s bonus target was further increased from 75% to 85% in June 2013 to reflect his promotion.

Annual Bonus Program

Bonuses under the Company’s annual incentive program are primarily based on specific operational and financial metrics established at the beginning of the year. However, the Committee also considers individual performance, stock price performance and other extraordinary items that occur throughout the year. To provide the Committee the flexibility to adjust for and react to economic events such as dramatic changes in commodity prices or volatile capital markets, we prefer not to rely solely on a formulaic approach based on pre-established thresholds that result in automatic payouts. Rather, the Committee always retains discretion to adjust actual awards as it views appropriate given circumstances at the time of the award.

Throughout the year, the Committee reviews the Company’s progress toward meeting the performance metrics for the year. Following the end of the fiscal year, the Committee determines annual incentive payments as follows:

•	An overall corporate performance rating is determined for the annual quantitative operational and financial metrics; 50% is based on operational metrics and 50% is based on financial metrics;

•	The Committee may apply other subjective considerations in the final determination of the corporate performance rating (e.g., business conditions, stock price performance, etc.); and

•

Individual awards are determined by multiplying the overall corporate performance rating by the individual’s annual incentive target and multiplying the result by the individual’s base salary. Individual awards may be adjusted downward or upward at the Committee’s discretion based on individual performance. Such adjustments are anticipated to have a maximum range of +/-20%.

2013 Performance Metrics

In early 2013, we established specific targets for each of the following operational and financial metrics based on our 2013 public financial guidance. See the specific targets under “2013 Performance Results.”

OPERATIONAL METRICS (50%)*

Production (Boe)	Actual production volume for the year.

Production, Exploration and G&A Expense per Boe	The sum of total production, exploration, general and administrative expense and corporate general and administrative expense (G&A) divided by Bbl (mcf equivalent for gas and oil).

Reserve Replacement Ratio (three-year average)	The sum of 2011, 2012 and 2013 extensions and discoveries, revisions in previous estimates and purchase of reserves, divided by the sum of 2011, 2012 and 2013 production.
FINANCIAL METRICS (50%)*

Adjusted Cash Flow per Share	Net income plus/minus change in operating assets and liabilities per share.

Capital Efficiency (three-year)	Adjusted EBITDAX divided by production, divided by three years’ average finding and development cost per unit.

*

A reconciliation of certain items above to the most closely related amounts calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) can be found in our quarterly investor relations material posted on our website at http://investor.pdce.com/presentations.cfm.

2013 Performance Results

Upon completion of the fiscal year, the Committee reviewed the Company’s performance relative to the quantitative operational and financial measures described above. Results for 2013 were as follows:

CORPORATE PERFORMANCE METRIC	TARGET	ACTUAL RESULTS		PERFORMANCE
Operational Metrics (50%)
Production (MMboe)	7.3		7.4	Above Target
Production, Exploration and G&A Expense per Boe	$18.45		$19.32	Below Target
Reserve Replacement Ratio (three-year average)	350%		738%	Above Target
Financial Metrics (50%)
Adjusted Cash Flow per Share	$6.48	$ ($	6.41 6.84 adj. *)	Above Target (on adj. basis)
Capital Efficiency (three-year)	200%		377%	Above Target

*	Cash flow per share is adjusted for the equity offering in August 2013.

In evaluating performance, the Committee considered the following with respect to each corporate performance metric:

•

Production: Actual results were slightly better than target due to superior performance from our horizontal Codell and Niobrara programs, despite curtailments by our third-party gatherer in the Wattenberg Field and EPA permitting delays in the Marcellus Shale;

•

Production, Exploration and G&A Expense per BOE: Although the Company did not meet target for the year, operating costs per BOE were down for the year, primarily due to pad operations and the sale of high operating cost wells. The Company did incur approximately $6.6 million in additional expense in 2013 (e.g., Colorado flooding and other non-cash changes), which on an adjusted basis would have brought us more in line with target;

•	Reserve Replacement Ratio (three-year average): Results on a three-year basis were outstanding and significantly above target because of drilling and workover success in our three core areas;

•

Adjusted Cash Flow per Share: Actual results were close to target, but when adjusted to remove the impact of the equity offering of 5.2 million shares in August 2013, the results were above target; and

•	Capital Efficiency (three-year): The Company’s three-year average was above target due to outstanding reserve growth and maintenance of a disciplined capital program.

In evaluating the Company’s 2013 performance, the Committee acknowledged that the strategic repositioning of the Company in 2012 and 2013 was a significant factor in the 2013 results, but felt that the bonus award in 2012 and the long-term incentive grants in January 2014 (described below under “2014 Equity Grants”) adequately recognized this effort. As a result, for the 2013 bonus, the Committee focused more on management’s execution on the strategy and actual performance on the corporate metrics outlined above. In determining the final percentage to award the Named Executive Officers, the Committee primarily considered the following:

•	Based on the adjusted results, the Company generally exceeded the targets for the year, especially reserve replacement and financial metrics;

•	Overall, the Company’s operational and financial performance in 2013 exceeded performance in 2012;

•	The Company had a successful environmental and safety record for the year; and

•	Stock price performance for the year was excellent.

As a result of its consideration of the metrics and the Company’s other accomplishments, the Committee determined that an overall corporate performance rating of 135% should be applied to each Named Executive Officer’s annual incentive award target. As the Committee felt that management achieved these results as a team, no individual performance adjustments were made to the awards. Actual bonus amounts paid for 2013 performance and reflected in the “Summary Compensation Table” are as follows:

NAMED EXECUTIVE OFFICER	2013 ANNUAL BONUS
James M. Trimble	$920,000
Gysle R. Shellum	$355,000
Barton R. Brookman	$416,000
Lance A. Lauck	$324,000
Daniel W. Amidon	$304,000

Long-Term Incentives

The Committee uses a combination of grants of restricted stock, SARs and performance shares in its mix of long-term incentives. While the Committee considers long-term incentives as primarily forward-looking, the Committee also considers the Company’s and Named Executive Officers’ performance in the prior year in determining the size of the awards. Generally, the Committee considers competitive market data, previous equity awards, equity ownership levels and the mix of cash and equity compensation that is necessary to place our Named Executive Officers at the median of the latest available compensation data for total direct compensation (base salary, bonus and long-term incentives combined). The Committee typically awards equity grants in the first quarter of the year.

Over the past several years, the Committee has modified the mix of long-term incentives to create a more performance-driven approach that better aligns the interests of our Named Executive Officers with the interests of our stockholders. For 2013, the Committee continued that program and awarded a mix of 50% time-based restricted stock, 25% SARs and 25% performance shares. The performance shares may be earned at the end of a three-year performance period upon the achievement of specific total stockholder return (“TSR”) levels relative to a group of peers. The time-based restricted shares and SARs vest ratably over three years.

Annually, the Committee determines the target value of the long-term incentives it wants to deliver to the executive to place total target compensation at the market level targeted by the Committee. Once determined, the Committee typically uses an average of the closing share price of the 15 trading days ending ten days prior to the scheduled grant date to determine the number of shares to be granted. The dollar value reflected in the “Summary Compensation Table” is the accounting value of the grant. This amount will generally vary from the targeted amount since the target amount is based on a 15-day average and the accounting value of those shares is based solely on the price of Company stock on the date of grant. Given the volatility of the Company’s stock, this price difference can be significant.

The table below shows the actual grants approved for 2013 for each Named Executive Officer.

	2013 LONG-TERM INCENTIVE GRANTS
NAME	TARGETED VALUE	RESTRICTED STOCK	SARs	PERFORMANCE SHARES
James M. Trimble	$3,300,000	49,284	41,646	19,880
Gysle R. Shellum	$1,000,000	14,935	12,620	6,025
Barton R. Brookman	$1,000,000	14,935	12,620	6,025
Lance A. Lauck	$800,000	11,948	10,096	4,820
Daniel W. Amidon	$800,000	11,948	10,096	4,820

Grant date accounting values for the 2013 grants are reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards.”

Performance Share Program

Under this program, Named Executive Officers receive shares of stock based on the Company’s relative TSR over the specified performance period, as ranked among the comparably-measured TSR of the applicable peer group. The Committee believes that the peer group designated for measuring relative stock price performance may be different from the peer group the Company is competing with for executive talent. However, the Committee generally uses the same companies whenever possible. For 2013, the peer group selected by the Committee for measuring relative TSR is identical to the compensation benchmarking group for 2013. The specified performance period is from January 1, 2013 through December 31, 2015.

The TSR for the Company and each of the peer companies is determined by dividing (1) the average share price for the last twenty business days of the performance period, minus the average share price for the 20 business days preceding the beginning of the performance period, plus dividends (cash or stock based on the ex-dividend date) paid per share of common stock over the performance period, by (2) the average share price for the 20 business days preceding the beginning of the performance period.

At the end of the performance period, payout can range from 0% (if results are below the 25th percentile) to 200% of the target award, as follows:

COMPANY TSR RANKING AMONG PEERS	PAYOUT LEVELS AS % OF AWARD
Top	200%
75th Percentile	150%
Median	100%
25th Percentile	50%
Below 25th Percentile	0%

If performance falls between the percentiles, payout levels are interpolated. In addition, if the Company has negative TSR for the performance period, the maximum award is limited to 100%, regardless of relative performance.

For descriptions of the previous year programs and payouts, see “Additional Discussion of Tables Related to Summary Compensation and 2013 Grants of Plan-Based Awards—Terms of the Performance Share Program.” As a result of the Company’s excellent stock price performance over the three years ended December 31, 2013, the 2011 Performance Share Program paid out at 156%, above the 75th percentile.

2013 was also the final measuring period for a legacy performance share program adopted in 2009 (the “2009 Program”). Pursuant to the 2009 Program, executives could earn shares of stock based on the company meeting certain stock price appreciation targets. The 2009 Program also paid out at maximum as discussed below. For a description of what happens in the event of termination of the Named Executive Officer or a change in control of the Company prior to the end of the performance periods, see “Potential Payments Upon Termination or Change in Control.”

2014 Equity Grants

In 2014, the Committee elected to deviate from the established practice of targeting the median of the market for the Named Executive Officers’ total compensation and make above-market equity grants for the year by awarding the same number of shares to each individual as was granted in 2013 (with the exception of Mr. Brookman whose award was increased slightly based on his new position to 16,352 restricted shares, 13,790 SARs and 6,606 performance shares). The Committee determined that the additional value granted was appropriate to recognize the leadership team for their execution of the Company’s strategy change in 2012 and 2013 and the resulting overall performance in 2013. Although the Committee elected to award the same number of shares as in 2013, the accounting value of these shares in 2014 is approximately 30% higher to each Named Executive Officer (except Mr. Brookman whose award value is somewhat higher due to his 2013 promotion). Some portion of this increase in value would be attributable to the normal increase in median compensation.

Special Equity Grants

From time to time, the Committee approves special grants which typically take the form of restricted stock, although other types of awards may be made when appropriate. Special grants are typically considered:

•	In connection with promotion where more stock exposure is desired;

•	To recognize extraordinary achievement;

•	When the survey data demonstrates a significant deviation from market total direct compensation for the comparator group;

•	When the Committee determines that special retention measures are necessary for a particular executive; or

•	As part of a new hire package for an executive.

No special grants were awarded in 2013.

Agreements with Named Executive Officers

Severance Plan and Employment Agreements with Named Executive Officers

The Committee believes that severance protection plays a valuable role in attracting, motivating and retaining highly talented executives and that having an existing agreement in place is preferable to negotiating an exit package at the time of a Named Executive Officer’s departure. Severance provisions give the Company the flexibility to make decisions regarding organizational issues with agreed-upon severance terms. In the event that the Company faces a change in control, severance benefits encourage executive officers to remain with the Company during an important time when prospects for continued employment are often uncertain, and to provide a measure of financial security to the executive officer. The Committee believes that the severance amounts that may be paid upon a change in control of the Company ensure that the interests of the executive officers will be materially consistent with the interests of the Company’s stockholders and strike a proper balance between the hiring, motivating and retention effects described above, without providing excessive benefits to executives.

The CEO’s employment agreement expired in June 2013. In anticipation of this event, in 2012 the Company decided to move away from the use of employment agreements and adopted the PDC Energy Executive Severance and Compensation Plan (the “Severance Plan”) to cover the CEO and any future senior executive officers of the Company. The Company grandfathered the existing employment agreements in effect with the current senior executives. The Severance Plan and individual employment agreements provide termination benefits both prior to and upon a change in control of the Company. See “Potential Payments Upon Termination or Change in Control.” The Committee considers these protections to be an important part of an executive’s compensation and consistent with competitive practices in the oil and gas industry.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Options / SAR Awards(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)

James M. Trimble	2013	680,000	920,000	2,807,294	914,546	56,184	5,378,024
CEO and President (5)	2012	650,000	815,000	1,700,880	580,408	54,444	3,800,732
	2011	336,539	1,007,000	1,903,496	—	40,384	3,287,419

Gysle R. Shellum	2013	350,000	355,000	850,749	277,135	52,710	1,885,594
CFO	2012	325,000	305,000	503,983	171,979	50,573	1,356,535
	2011	315,000	256,000	693,539	128,723	48,015	1,441,277

Barton R. Brookman	2013	378,300	416,000	850,749	277,135	56,693	1,978,877
Executive Vice President and	2012	325,000	305,000	503,983	171,979	50,218	1,356,180
Chief Operating Officer (6)	2011	315,000	256,000	385,889	128,723	40,739	1,126,351

Lance A. Lauck	2013	320,000	324,000	680,600	221,708	51,012	1,597,320
Senior Vice President	2012	300,000	282,000	409,486	139,735	48,146	1,179,367
Corporate Development	2011	265,000	480,000	315,743	105,319	40,762	1,206,824

Daniel W. Amidon	2013	300,000	304,000	680,600	221,708	53,414	1,559,722
Senior Vice President,	2012	285,000	250,000	409,486	139,735	50,384	1,134,605
General Counsel and Secretary	2011	275,000	224,000	315,743	105,319	57,434	977,496

(1)	Represents the amounts paid under the Company’s annual incentive bonus plan with the following exceptions:

(a)	2011 amount for Mr. Trimble includes a $782,000 annual incentive bonus and a $225,000 hiring bonus; and

(b)

2011 amount for Mr. Lauck includes an annual incentive bonus of $282,000 and a special acquisitions bonus of $265,000 earned in 2011 but payable over two years. In addition to his annual incentive bonus, Mr. Lauck was eligible to receive this special bonus in the event of the completion of successful acquisitions, as determined by the Committee. This program was put in place to incent value-added growth through acquisitions as part of the Company’s five-year business plan. In 2012, the Committee elected to eliminate the acquisitions bonus and treat Mr. Lauck’s compensation comparably to that of the other Named Executive Officers.

The 2013 awards are described in “Annual Cash Incentives—2013 Performance Results.”

(2)	Represents the grant date fair value of stock-based compensation awards, which include the following:

(a)	Time-based restricted stock awards;

(b)	Performance-based awards;

(c)	New hire restricted stock grant to Mr. Trimble in 2011; and

(d)	Special restricted stock grant to Mr. Shellum in 2011 of $307,650.

The 2013 grants are detailed in the “2013 Grants of Plan-Based Awards” table. Terms of the awards and descriptions of the performance-based awards can be found in “Additional Discussion of Tables Related to Summary Compensation and 2013 Grants of Plan-Based Awards.” In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of the stock awards, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures for awards subject to performance conditions. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements, as set forth in Note 12 to Form 10-K filed with the SEC on February 20, 2014.

(3)

Represents the grant date fair value of SARs granted in each year. These grants are detailed in the “2013 Grants of Plan-Based Awards” table. Terms of the awards can be found in “Additional Discussion of Tables Related to Summary Compensation and 2013 Grants of Plan-Based Awards.” In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of the SAR awards calculated in accordance with FASB ASC Topic 718 disregarding estimated forfeitures for awards subject to performance conditions. These values have been determined under the principles used to calculate the grant date fair value of SAR awards for purposes of the Company’s financial statements, as set forth in Note 12 to the financial statements included in the Annual Report on Form 10-K filed with the SEC on February 20, 2014.

(4)	Amounts shown in this column for 2013 are detailed in “2013 All Other Compensation.”

(5)	Mr. Trimble was hired as CEO and President on June 10, 2011. His annualized 2011 base salary was $625,000.

(6)	Mr. Brookman’s base salary for 2013 reflects an increase in his base salary in June 2013 upon his promotion to Executive Vice President and Chief Operating Officer.

2013 ALL OTHER COMPENSATION

Name	Year	401(k) Matching Contribution(1) ($)	Annual Profit Sharing Contribution(2) ($)	Perquisites(3) ($)	Tax Gross-Up(4) ($)	Total All Other Compensation ($)
James M. Trimble	2013	23,000	8,288	24,896	—	56,184
Gysle R. Shellum	2013	23,000	8,288	20,676	746	52,710
Barton R. Brookman	2013	23,000	8,288	23,094	2,311	56,693
Lance A. Lauck	2013	23,000	8,288	18,482	1,242	51,012
Daniel W. Amidon	2013	23,000	8,288	21,046	1,080	53,414

(1)	Represents the Company’s annual matching contribution to the Company’s 401(k) and Profit Sharing Plan.

(2)	Represents the Company’s annual profit sharing contribution to the Company’s 401(k) and Profit Sharing Plan.

(3)

Represents total value of perquisites provided by the Company. No individual perquisite exceeded $25,000. Types of perquisites included are primarily monthly automobile allowances, health club dues and spouse or family travel.

(4)	Includes Board-approved “tax gross-up” for any spouse or family member travel that was requested by the Company and approved by the Board.

2013 GRANTS OF PLAN-BASED AWARDS

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Trimble	1/1/2013	—	680,000	1,360,000	—	—	—	—	—	—	—
	1/16/2013	—	—	—	9,940	19,880	39,760	—	—	—	974,915	(7)
	1/16/2013	—	—	—	—	—	—	—	41,646	37.18	914,546	(5)(8)
	1/16/2013	—	—	—	—	—	—	49,284	—	—	1,832,379	(5)(6)

Gysle R. Shellum	1/1/2013	—	262,500	525,000	—	—	—	—	—	—	—
	1/16/2013	—	—	—	3,012	6,025	12,050	—	—	—	295,466	(7)
	1/16/2013	—	—	—	—	—	—	—	12,620	37.18	277,135	(5)(8)
	1/16/2013	—	—	—	—	—	—	14,935	—	—	555,283	(5)(6)

Barton R. Brookman	1/1/2013	—	308,000	616,000	—	—	—	—	—	—	—
	1/16/2013	—	—	—	3,012	6,025	12,050	—	—	—	295,466	(7)
	1/16/2013	—	—	—	—	—	—	—	12,620	37.18	277,135	(5)(8)
	1/16/2013	—	—	—	—	—	—	14,935	—	—	555,283	(5)(6)

Lance A. Lauck	1/1/2013	—	240,000	480,000	—	—	—	—	—	—	—
	1/16/2013	—	—	—	2,410	4,820	9,640	—	—	—	236,373	(7)
	1/16/2013	—	—	—	—	—	—	—	10,096	37.18	221,708	(5)(8)
	1/16/2013	—	—	—	—	—	—	11,948	—	—	444,227	(5)(6)

Daniel W. Amidon	1/1/2013	—	225,000	450,000	—	—	—	—	—	—	—
	1/16/2013	—	—	—	2,410	4,820	9,640	—	—	—	236,373	(7)
	1/16/2013	—	—	—	—	—	—	—	10,096	37.18	221,708	(5)(8)
	1/16/2013	—	—	—	—	—	—	11,948	—	—	444,227	(5)(6)

(1)

Represents target and maximum cash awards payable under the Company’s annual incentive plan. For a description of the 2013 awards, see “Annual Cash Incentives.” The amount shown for Mr. Brookman is determined based on five months of the year as Senior Vice President and seven months of the year as Executive Vice President and Chief Operating Officer.

(2)	Represents performance share awards under the 2010 LTI Plan. For a description of the awards see “Long-Term Incentives—2013 Performance Share Program.”

(3)	Represents annual time-based restricted stock awards under the 2010 LTI Plan. For a description of the 2013 awards, see “Long-Term Incentives.”

(4)	Represents SARs awarded under the Company’s 2010 LTI Plan. For a description of the 2013 awards, see “Long-Term Incentives.”

(5)	These grants vest ratably over three years.

(6)

Grant date fair value for restricted stock is computed by multiplying the number of shares awarded by the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market on the date of grant. The closing price was $37.18 on January 16, 2013, the trade date immediately preceding the grant date.

(7)	Grant date fair value is computed by multiplying the number of performance shares awarded by the grant date fair value as computed utilizing the Monte Carlo pricing model, which was $49.04 per share.

(8)	Grant date fair value for SARs is computed by multiplying the number of SARs awarded by the grant date fair value as computed utilizing the Black-Scholes pricing model, which was $21.96 per SAR.

ADDITIONAL DISCUSSION OF TABLES RELATED TO SUMMARY COMPENSATION

AND 2013 GRANTS OF PLAN-BASED AWARDS

The following provides additional disclosure about the Company’s long-term incentive awards:

Terms of Restricted Stock and SAR Grants

Restricted Stock

Restricted stock awards to Named Executive Officers vest ratably over three years except for the following:

•	Mr. Shellum’s 2011 award includes a special award of 7,000 shares that vests ratably over five years; and

•	Unvested awards are forfeited by the executive if the executive voluntarily terminates or is terminated for cause prior to the vesting date.

SARs

•	SARs are awarded at the NASDAQ closing price of Company stock on the date of the grant and vest ratably over three years;

•	Awards expire no later than ten years after grant date; and

•	All unvested awards are forfeited by the executive if the executive voluntarily terminates or is terminated for cause prior to the vesting date.

Terms of the Performance Share Programs

2013 Program

For a discussion of the provisions of the 2013 Performance Share Program, see “Long-Term Incentives—2013 Performance Shares Program.”

2012 Program

The 2012 Performance Share Program covers the three-year period January 1, 2012 through December 31, 2014. The provisions of the 2012 Program are identical to those of the 2013 Program except for the peer group used to measure relative TSR over the performance period. The 15 companies used in the 2012 program as peers were: Berry Petroleum Company, Bill Barrett Corporation, Carrizo Oil & Gas Inc., Comstock Resources, EXCO Resources, Inc., Forest Oil Corporation, Goodrich Petroleum Corporation, Penn Virginia Corporation, PetroQuest Energy Inc., Quicksilver Resources Inc., Resolute Energy Corporation, Rosetta Resources, Inc., Stone Energy Corporation, Swift Energy Company and Venoco, Inc.

2011 Program

The 2011 Performance Share Program covered the three-year period January 1, 2011 through December 31, 2013. The provisions of the 2011 Program are identical to those of the 2013 Program except for the peer group used to measure relative TSR. There were originally 15 peer companies, of which two were no longer traded at the end of the performance period. Based on the Company’s excellent stock price performance over this three-year period, the Company ranked third among the peers, resulting in 156% of the target award payout to each Named Executive Officer. The chart below shows the peer companies, their TSR performance and relative rankings at the end of the period.

Ranking	Company*	3-Year TSR
1	Cabot Oil & Gas Corporation	303.2%
2	SM Energy Company	50.3%
3	PDC Energy, Inc.	37.2%
4	Carrizo Oil & Gas Inc.	33.3%
5	Rosetta Resources, Inc.	33.0%
6	Goodrich Petroleum Corporation	2.5%
7	Comstock Resources Inc.	(28.7)%
8	Bill Barrett Corporation	(32.5)%
9	Penn Virginia Corporation	(41.1)%
10	PetroQuest Energy Inc.	(46.7)%

*	Venoco, Inc. went private in October 2012 and Berry Petroleum Company was acquired by Linn Energy in December 2013.

2009 Program

In 2009, the Committee awarded performance shares that vest upon achievement of specific stock price targets over a three- to five-year period. The initial tranche could be earned as of the end of year three, with additional hurdle targets for the end of years four and five. Any shares not vested remain eligible to vest in future years; however, any unvested shares at the end of the five-year performance period would be forfeited. The Committee used three measurement dates to take into account the volatility of energy prices and their impact on the stock price of the Company. The following chart shows the various stock price hurdle rates and payout levels by year for the 2009 program. Based on the Company’s stock price performance, 75% of the shares awarded vested at the end of 2011 and the remaining 25% of the shares awarded vested as of December 31, 2013.

YEAR OF AWARD	APPROXIMATE GROWTH TARGET*	TARGET PRICE*			VESTED TARGET PERCENT ATTAINED
		2011	2012	2013
2009	12%	30.50	—	—	50%
	16%	34.00	—	—	75%
	20%	37.50	45.00	54.00	100%

*

Growth target percentages and target prices are based on the average closing price of the Company’s common stock during the preceding December for each year. As of December 31, 2013, the average closing price in December was $55.35, exceeding the $54.00 target price above for such year, causing the 25% remaining unvested performance shares to vest in full.

Effect of Termination and Change in Control on Long-Term Incentive Payments

For a description of the impact on stock options/SARs, performance shares and restricted stock under various termination scenarios or upon a change in control of the Company, see “Potential Payments Upon Termination or a Change in Control—Impact on Long-Term Incentive Plans.”

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

	Options/SARs Awards				Stock Awards
	Number of Securities Underlying Unexercised Options/SARs Held at December 31, 2013		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares of Stock That Have Not Vested(3) (#)	Market Value of Shares of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(4) ($)
Name	Exercisable(1) (#)	Unexercisable(2) (#)
James M. Trimble	10,986	21,973	30.19	1/16/2022	94,336	5,020,562	34,605	1,841,678
	—	41,646	37.18	1/16/2023	—	—	—	—
Gysle R. Shellum	—	1,702	43.95	3/12/2021	28,699	1,527,361	10,388	552,849
	—	6,511	30.19	1/16/2022	—	—	—	—
	—	12,620	37.18	1/16/2023	—	—	—	—
Barton R. Brookman	8,295	—	24.44	4/19/2020	24,499	1,303,837	10,388	552,849
	3,402	1,702	43.95	3/12/2021	—	—	—	—
	3,255	6,511	30.19	1/16/2022	—	—	—	—
	—	12,620	37.18	1/16/2023	—	—	—	—
Lance A. Lauck	7,319	—	24.44	4/19/2020	19,731	1,050,084	8,365	445,185
	2,784	1,392	43.95	3/12/2021	—	—	—	—
	2,645	5,290	30.19	1/16/2022	—	—	—	—
	—	10,096	37.18	1/16/2023	—	—	—	—
Daniel W. Amidon	7,807	—	24.44	4/19/2020	19,731	1,050,084	8,365	445,185
	2,784	1,392	43.95	3/12/2021	—	—	—	—
	2,645	5,290	30.19	1/16/2022	—	—	—	—
	—	10,096	37.18	1/16/2023	—	—	—	—

(1)	Stock options/SARs exercisable as of December 31, 2013.

(2)

SARs granted in 2011, 2012 and 2013 vest ratably over three years on each anniversary of the date of grant. The exercise price related to the SARs does not represent capital payable to the Company, but rather represents the base from which the stock appreciation value will be determined on the date of exercise.

(3)	The restricted stock in this column vests in accordance as follows:

	Shares Vesting Per Year
	2014	2015	2016	Total
James M. Trimble	48,641	29,267	16,428	94,336
Gysle R. Shellum	12,137	10,183	6,379	28,699
Barton R. Brookman	10,737	8,783	4,979	24,499
Lance A. Lauck	8,674	7,074	3,983	19,731
Daniel W. Amidon	8,674	7,074	3,983	19,731

(4)	The market value of these shares is based on the closing price of the Company’s common stock of $53.22, as reported on NASDAQ Global Select Market on December 31, 2013.

(5)

Performance shares granted in 2012 and 2013 to be issued contingent upon the achievement of certain specified stock performance goals as described in “Additional Discussion of Tables Relating to Summary Compensation and 2013 Grants of Plan-Based Awards,” at target levels.

2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
James M. Trimble	—	—	32,622	1,518,907
Gysle R. Shellum	15,147	425,213	14,208	629,382
Barton R. Brookman	—	—	17,415	765,409
Lance A. Lauck	—	—	14,846	702,813
Daniel W. Amidon	—	—	15,332	671,584

(1)	Number of shares includes restricted stock and performance shares vesting in 2013 as described previously and reflected in the chart below:

	Restricted	Performance Shares
Name		2009 Program	2011 Program	Total
James M. Trimble	32,622	—	—	32,622
Gysle R. Shellum	12,019	—	2,189	14,208
Barton R. Brookman	14,076	1,150	2,189	17,415
Lance A. Lauck	13,055	—	1,791	14,846
Daniel W. Amidon	12,496	1,045	1,791	15,332

(2)

Value of the restricted shares and performance shares that vested in 2013 is determined by multiplying the number of shares vesting by the market value of the shares on the vesting date. Performance shares were issued on January 16, 2014 at a price of $49.57 per share.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In 2012, the Company adopted the Severance Plan, which covers the CEO and any future senior executive officers. The Severance Plan was adopted to replace Mr. Trimble’s employment agreement, which expired in June 2013, and to provide severance benefits to any future senior executives of the Company. The Company grandfathered the employment agreements in effect with the other current Named Executive Officers.

The primary purpose of the Severance Plan and similar provisions of the employment agreements is to provide severance benefits in the event of the termination of the Named Executive Officer by the Company without “just cause” or termination by the Named Executive Officer for “good reason,” either prior to or following a change in control of the Company. Upon a change in control, the Severance Plan and individual employment agreements provide benefits only in the event that an executive is terminated by the acquiring company “without cause” or by the executive for “good reason” (i.e., they are “double-trigger” in nature).

Under the terms of the Severance Plan, in the event of termination by the Company without “just cause” or termination by the executive for “good reason,” any Tier One executive (currently the CEO is the only Tier One executive) receives two times the sum of his or her base salary and target bonus for the year and Tier Two executives (any remaining covered executives) would receive one and one-half times the sum of his or her base salary and target bonus for the year. In the event of termination related to a change in control of the Company, a Tier One Executive (the CEO) would receive three times the sum of his or her base salary and target bonus for the year and each Tier Two executive would receive two and one-half times the sum of his or her base salary and target bonus for the year. In addition, if termination is due to a change in control of the Company, the executive would receive a pro-rata bonus at the target amount for the year at the time of termination. The Severance Plan provides a benefit “offset” so that cash benefits paid upon severance would be reduced by any other severance benefits that the executive is entitled to receive under a Company (or successor company) plan. Currently, the Committee has elected to cover only Mr. Trimble under the Severance Plan and to maintain the grandfathered employment agreements for the other Named Executive Officers. The following table summarizes the cash payout under certain termination scenarios for each Named Executive Officer:

	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON	TERMINATION DUE TO CHANGE IN CONTROL	CONTROLLING PLAN OR AGREEMENT

James M. Trimble	2x base plus target bonus	3x base plus target bonus plus pro-rata bonus for the year of termination	Severance Plan

Gysle R. Shellum	2x base plus bonus*	3x base plus bonus*	Employment Agreement

Barton R. Brookman	2x base plus bonus*	3x base plus bonus*	Employment Agreement

Lance A. Lauck	2x base plus bonus*	3x base plus bonus*	Employment Agreement

Daniel W. Amidon	3x base plus bonus*	3x base plus bonus*	Employment Agreement

*	Highest bonus of last two years

The “Potential Payments Upon Termination or Change in Control” table outlines any additional benefits that may be paid in the event of any termination, including termination for cause, death or disability, under either the Severance Plan or the individual’s employment agreement.

As a condition of receiving severance benefits under the Severance Plan and under the terms of the grandfathered employment agreements, there is a non-disclosure covenant and the executive officer is prohibited for a period of one year following his termination from engaging in any competing business within any county or in any adjacent county in which the Company is doing business. In addition, the executive is prohibited from soliciting employees from the Company for up to two years (varies by individual agreement) following termination. To aid in the enforcement of these provisions, prior to a change in control of the Company, the Severance Plan pays the severance benefits over 12 months.

In addition, each grandfathered employment agreement contains a clawback provision requiring the executive to reimburse all or a portion of his annual bonus if the Company must restate all or a portion of its financial statements due to material noncompliance by the Company with any financial reporting requirement under securities laws. The reimbursements are equal to the difference between the bonus paid to the executive for the affected years and the bonus that would have been paid to the executive had the financial results been properly reported. These clawback provisions are in addition to any clawback provisions contained in statutes or regulations. The grandfathered employment agreements automatically extend for 12 months on December 31 of each year prior to the last year of the employment agreement (or any extensions thereof) unless either party gives notice of non-renewal. However, each executive officer with an employment agreement serves at the discretion of the Board, as the agreements allow for termination at any time with 30 days’ written notice.

Impact of Termination and Change in Control on Long-Term Incentive Plans

Under the terms of the 2010 LTI Plan and related grant agreements and employment agreements, all unvested restricted stock, stock options and SARs vest upon death, disability or change in control. The following table outlines the effect on outstanding unvested LTI awards under various termination scenarios and upon a change in control of the Company based on the terms of the 2010 LTI Plan and related grant agreements and the executive employment agreements:

TERMINATION SCENARIO/ CHANGE IN CONTROL	RESTRICTED STOCK/SARs/ OPTIONS	PERFORMANCE SHARES
Voluntary Termination	Forfeited	Forfeited

Termination for Cause	Forfeited	Forfeited

Termination by Company Without Cause or Executive for Good Reason Prior to Change in Control	Vests	Forfeited

Death	Vests	Earned pro-rata based on performance through either date of death or end of performance period.

Disability	Vests	Earned pro-rata based on performance at end of performance period.

Occurrence of a Change in Control	Vests	If less than 50% of the performance period has elapsed, earns 100% of performance shares. If 50% or more of the performance period has elapsed, earns greater of actual performance through change in control or 100% of performance shares.

Change in Control Excise Tax Provision

The Company currently provides no income tax gross-up or excise tax gross-up pursuant to taxes that may be imposed on “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code. If, in connection with a change in control of the Company, any Named Executive Officer receives compensation that is contingent upon such change in control, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the Code, and the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount (“excess parachute payments”). In such case, the Company would be denied a tax deduction for such excess parachute payments. The Severance Plan and the grandfathered employment agreements provide that if it is determined that any payment or distribution by the Company to or for the executive’s benefit would constitute an “excess parachute payment,” the Company will either (1) pay the total amount to the executive and he would be responsible for the excise tax; or (2) reduce the executive’s payments such that the executive receives no “excess parachute payments,” whichever amount would give the executive the greater benefit on a net, after-tax basis.

Termination Benefits Table

The table below and the discussion that follows show the maximum compensation payable to each Named Executive Officer upon death, permanent disability, change in control of the Company or other termination under the Severance Plan, each Named Executive Officer’s employment agreement and/or the equity compensation plans. The amounts shown assume that termination occurred on December 31, 2013, that the closing price per share on such date was $53.22, and, in the event of termination due to change in control, the executive’s benefit is not reduced as a result of Section 280G and Section 4999 of the Code (as described above). The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		By Company Without Cause or By Executive for Good Reason
Name/Element of Compensation	Voluntary by Executive	Prior to Change in Control	Following Change in Control (1)	For Cause	Death	Disability
James M. Trimble
Cash Compensation
Earned but unpaid compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	2,720,000	4,760,000	—	680,000	510,000
Acceleration of unvested equity
Restricted Stock(4)	—	5,020,562	5,020,562	—	5,020,562	5,020,562
SARs(5)	—	1,174,040	1,174,040	—	1,174,040	1,174,040
Performance Shares(6)	—	—	2,382,393	—	1,401,354	1,401,354
Earned Profit Sharing / Deferred Compensation(7)	8,288	8,288	8,288	8,288	8,288	8,288
Health Benefit — Continuation(8)	—	29,028	29,028	—	—	—

Total	$8,288	$8,951,918	$13,374,311	$8,288	$8,284,244	$8,114,244

Gysle R. Shellum
Cash Compensation
Earned but unpaid compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	1,310,000	1,965,000	262,500	175,000	262,500
Acceleration of unvested equity
Restricted Stock(4)	—	1,527,361	1,527,361	—	1,527,361	1,527,361
SARs(5)	—	368,151	368,151	—	368,151	368,151
Performance Shares(6)	—	—	713,067	—	418,729	418,729
Earned Profit Sharing / Deferred Compensation(7)	8,288	8,288	8,288	8,288	8,288	8,288
Health Benefit — Continuation(8)	—	29,028	29,028	—	—	—

Total	$8,288	$3,242,828	$4,610,895	$270,788	$2,497,529	$2,585,029

		By Company Without Cause or By Executive for Good Reason
Name/Element of Compensation	Voluntary by Executive	Prior to Change in Control	Following Change in Control (1)	For Cause	Death	Disability
Barton R. Brookman
Cash Compensation
Earned but unpaid compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	1,366,600	2,049,900	308,000	189,500	284,250
Acceleration of unvested equity
Restricted Stock(4)	—	1,303,837	1,303,837	—	1,303,837	1,303,837
SARs(5)	—	368,151	368,151	—	368,151	368,151
Performance Shares(6)	—	—	713,067	—	418,729	418,729
Earned Profit Sharing / Deferred Compensation(7)	8,288	8,288	8,288	8,288	8,288	8,288
Health Benefit — Continuation(8)	—	29,028	29,028	—	—	—

Total	$8,288	$3,075,904	$4,472,271	$316,288	$2,288,505	$2,383,255

Lance A. Lauck
Cash Compensation
Earned but unpaid compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	1,204,000	1,806,000	240,000	160,000	240,000
Acceleration of unvested equity
Restricted Stock(4)	—	1,050,084	1,050,084	—	1,050,084	1,050,084
SARs(5)	—	324,792	324,792	—	324,792	324,792
Performance Shares(6)	—	—	575,364	—	338,257	338,257
Earned Profit Sharing / Deferred Compensation(7)	8,288	8,288	8,288	8,288	8,288	8,288
Health Benefit — Continuation(8)	—	29,028	29,028	—	—	—

Total	$8,288	$2,616,192	$3,793,556	$248,288	$1,881,421	$1,961,421

Daniel W. Amidon
Cash Compensation
Earned but unpaid compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	225,000	1,650,000	1,650,000	—	375,000	450,000
Acceleration of unvested equity
Restricted Stock(4)	—	1,050,084	1,050,084	—	1,050,084	1,050,084
SARs(5)	—	324,792	324,792	—	324,792	324,792
Performance Shares(6)	—	—	575,364	—	338,257	338,257
Earned Profit Sharing / Deferred Compensation(7)	8,288	8,288	8,288	8,288	8,288	8,288
Health Benefit — Continuation(8)	—	29,028	29,028	—	—	—

Total	$233,288	$3,062,192	$3,637,556	$8,288	$2,096,421	$2,171,421

(1)

A benefit is only payable if, within two years following a change in control, the executive is terminated by the Company or its successor “without cause” or the executive terminates for “good reason” (“double trigger”) as defined in either his employment agreement or the Severance Plan, whichever is applicable. The Company currently provides for no tax gross-ups with respect to “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code.

(2)

There are no amounts shown for “earned but unpaid compensation for 2013. However, the Committee in its sole discretion could award a bonus for 2013 performance. This amount is not known on December 31 since it is typically not determined until the following February. The cash bonus amounts paid in 2014 for 2013 performance are reflected in the “Summary Compensation Table” as 2013 compensation.

(3)	In determining severance amounts for each Named Executive Officer, the following factors were considered:

(a)

The amount of severance shown for Mr. Trimble upon change in control includes a $680,000 target bonus for 2013 in accordance with the Severance Plan since 2013 bonuses are not determined until February;

(b)

The amount of severance upon termination “By Company Without Cause or By Executive for Good Reason” for Messrs. Shellum, Brookman, Lauck and Amidon is determined using the 2012 bonus paid, pursuant to their respective employment agreements. (Mr. Amidon receives the greater of his 2012 bonus paid in 2013 or his 2013 bonus earned but not yet paid; however, as of December 31, this amount had not yet been determined);

(c)

The amount of severance shown for Messrs. Shellum, Brookman and Lauck upon termination for “cause” and for Mr. Amidon upon voluntary termination is a pro-rata bonus for the year pursuant to their respective employment agreements. For purposes of this table, the pro-rata bonus was assumed to be the target bonus, since the 2013 bonus had not yet been determined. Upon termination, the Committee would determine bonuses based on the Company’s actual performance;

(d)	In determining Mr. Lauck’s severance amounts, any acquisition bonus amounts paid are not included in any of his severance calculations pursuant to the terms of his employment agreement;
(e)

Under the terms of their respective employment agreements, each executive would receive up to 13 weeks’ salary continuation in the event of short-term disability and a lump sum payment equal to six months’ base salary upon qualifying for long-term disability. Mr. Amidon would also receive a pro-rata bonus for the year, if he terminates after March 31 of the year, which is included in the severance amount shown. For purposes of this table, the bonus was assumed to be the target bonus amount for 2013, since the 2013 bonus had not yet been determined. The Committee would determine each executive’s bonus based upon the Company’s actual performance; and

(f)

In the event of death, Messrs. Shellum, Brookman, Lauck and Amidon would receive a lump sum cash payment equal to six months’ base salary pursuant to their respective employment agreements. Mr. Trimble would receive no death benefit pursuant to the Severance Plan. In addition, Messrs. Trimble and Amidon would be entitled to receive a pro-rata bonus for the year which is included in the severance shown. For purposes of this table, the bonus was assumed to be the target bonus since the 2013 bonus had not yet been determined. Upon death, the Committee would determine bonuses based on the Company’s actual performance.

(4)

The 2010 LTI Plan or the specific award letter agreements and the grandfathered employment agreements provide for full accelerated vesting of all restricted stock upon a change in control of the Company, death or disability. In addition, all unvested shares of restricted stock would vest upon all termination events except voluntary termination and termination for “cause.” For the unvested shares of restricted stock subject to accelerated vesting, see “Outstanding Equity Awards at 2013 Fiscal Year-End.”

(5)

The 2010 LTI Plan or the specific award letter agreements and the grandfathered employment agreements provide for full accelerated vesting of all SARs upon a change in control of the Company, death or disability. In addition, all unvested SARs would vest under the employment agreements upon all termination events except voluntary termination and termination for “cause.” The value of the SARs shown is calculated using the closing price of the Company’s shares on December 31, 2013, less the exercise price of the SARs determined on the grant date. For the unvested SARs that would have accelerated vesting, see “Outstanding Equity Awards at 2013 Fiscal Year-End.”

(6)

Based on performance through December 31, 2013, the percentage of target earned for the 2012 performance shares is 169% and the percentage of target earned for the 2013 performance shares is 147%. The 2009 and 2011 performance shares were earned as of December 31, 2013 and are included in the “2013 Options Exercises and Shares Vested” table. Using these target earned percentages, the performance shares would vest as follows:

(a)	Performance shares would be forfeited except in the case of disability, death or a change in control of the Company;

(b)

In the case of disability, in accordance with the performance share agreements, one-third of the 2013 and two-thirds of the 2012 performance shares would be earned. Although payment would not occur until the end of the performance period, for purposes of this illustration, the price is assumed to be the price on December 31, 2013. The value shown is determined by using the target number of shares awarded times the percentage of target earned as of December 31, 2013 (as shown above) times the pro-rata amount earned for the performance period (based upon completed months of the performance period divided by total months of the performance period) times the stock price on December 31, 2013;

(c)

In the case of death, in accordance with the performance share agreements, one-third of the 2013 and two-thirds of the 2012 performance shares would be earned. Assuming death had occurred on December 31, 2013, which is during the first two years of the performance period, the amount earned would be based upon the performance results through December 31, 2013. The value shown is determined by using the target number of shares awarded times the percentage of target earned as of December 31, 2013 (as shown above) times the pro-rata amount earned for the performance period (based upon completed months of the performance period divided by total months of the performance period) times the stock price on December 31, 2013; and

(d)

In the event of a change in control of the Company, the value shown is determined by using the target number of shares awarded times the percentage of target earned as of December 31, 2013 (as shown above) times the stock price on December 31, 2013, except as follows per the terms of the 2010 LTI Plan agreements:

i.	The percentage of target earned for the 2013 performance shares is 100%, since 50% of the performance period had not expired; and

ii.	The percentage of target earned for the 2012 performance shares is based upon the Company’s performance through December 31, 2013 (as shown above) since performance exceeded 100%.

(7)	Amount for each executive includes a profit sharing contribution of $8,288 for 2013 that was remitted to each executive’s 401(k) account in March 2014.

(8)	Amount represents the Company-subsidized COBRA premium cost to continue family health, vision and dental coverage for an 18-month period.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (#)
Equity compensation plans approved by security holders	266,397	33.97	1,708,107
Equity compensation plans not approved by security holders	—	—	—

Total	266,397	33.97	1,708,107

(1)

Includes 72,111 shares of common stock to be issued based upon continuous employment and the maximum achievement of certain performance goals over a specified period of time as described in “Additional Discussion of Tables Related to Summary Compensation and 2013 Grants of Plan-Based Awards.” These shares have been excluded from the weighted average exercise price calculation.

(2)

The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon exercise of outstanding options, SARs and restricted shares subject to time vesting and certain market-based performance goals over a specified period of time.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholder Proposals for 2015 Annual Meeting

Any proposal that a stockholder wishes to include in the Company’s proxy statement for the 2015 annual meeting of stockholders must be received by the Company at its principal office on or prior to December 22, 2014, and must be submitted in compliance with SEC Rule 14a-8. Proposals should be addressed to:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado, 80203

Advance Notice Procedures Under the Company’s By-Laws

Any proposal or nomination for Director that a stockholder wishes to propose for consideration at the 2015 annual meeting of stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Section 2.14(b) of the Company’s By-Laws, which provides that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. The notice must contain certain information specified in the By-Laws and be delivered to the Corporate Secretary at the address set forth above not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of the 2015 annual meeting, the deadline for the notice would be March 17, 2015. However, the By-Laws also provide that if the meeting is held more than 30 days before the anniversary of the prior year’s annual meeting or 60 days after such anniversary, notice can generally be given not later than the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Company.

Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any stockholder proposal at the address listed above after March 8, 2015 that is intended to be presented at the 2015 annual meeting of stockholders without inclusion in the proxy statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our annual report and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the cover of this proxy statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors,

James M. Trimble

Chief Executive Officer and President

Dated: April 21, 2014

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED BY WRITING TO INVESTOR RELATIONS, PDC ENERGY, INC., 1775 SHERMAN STREET, SUITE 3000, DENVER, COLORADO, 80203.

~~THIRD~~APPENDIX A

FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PDC ENERGY, INC.

~~(FORMERLY PETROLEUM DEVELOPMENT CORPORATION)~~

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statues, the undersigned Corporation adopts the following Amended and Restated Articles of Incorporation;

FIRST:

The Articles of Incorporation of the Corporation were filed with the Secretary of State of Nevada on the 25th day of March, 1955, and were amended by Certificate of Amendment to Articles of Incorporation on the 21st day of November 1969 and by Certificate of Amendment of Articles of Incorporation on the 22nd day of September 1997, and were amended and restated on the 16th day of September 1998, ~~and were further amended and restated on~~ the 17th of July 2008, and the 26th day of August, 2012.

SECOND:	The Articles of Incorporation, as amended and restated to the date of this certificate, are hereby amended and restated to read in their entirety as follows:

FIRST.	The name of the Corporation is PDC ENERGY, INC.

SECOND.	The Corporation will maintain a registered agent and registered office in the State of Nevada.

THIRD.	The number of shares of capital stock the Corporation is authorized to issue is ~~150~~200,000,000 shares, consisting solely of:

(a)	~~100~~150,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

(b)	50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

The Preferred Stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors thereof. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, the authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (hereinafter called the “Directors’ Resolution”). The Directors’ Resolution as to any series shall state (a) the number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number; (b) the dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series; (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine; (e) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; (h) the conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation; (i) the conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and (j) any other designations, powers, preferences, and rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

FOURTH.	The governing board of the Corporation shall be known as directors, and the number of directors shall not be less than three (3) nor more than nine (9).

FIFTH.	The purpose of the Corporation is to engage any lawful activity permitted under the Nevada Revised Statutes.

SIXTH.

The stock of the Corporation shall be fully paid and nonassessable. No stockholder of the Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or any shares or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities would adversely affect the dividend or voting rights of such holders, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Corporation or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

SEVENTH.

The Corporation may from time to time determine whether and to what extent, and the times and places and upon what conditions, the books, records and assets of the Corporation, or any of them (other than the stock ledger), shall be open to inspection by the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by law or by resolution of the Board of Directors or stockholders.

EIGHTH.	The Corporation shall have perpetual existence.

NINTH.

No director or officers of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except that this Article does not eliminate or limit the liability of a director or officer for: (i) an act or omission that involves intentional misconduct, fraud or a knowing violation of the law; (ii) an act or omission for which the liability of a director or officer is expressly provided for by an applicable statute, including the liability for payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes; or (iii) any other act, omission, transaction or breach of duty as to which any applicable statute, rule or regulation provides that the liability of directors or officers may not be eliminated or limited. If the Nevada Revised Statutes or other applicable laws (collectively, “Laws”) hereafter are amended to authorize-the further elimination of limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Laws. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

The number of shares of the Corporation outstanding and entitled to vote on an amendment and restatement of the Articles of Incorporation was ~~23,652,262~~             on April ~~10, 2012~~14, 2014, and the said changes, amendment and restatement have been consented and approved by a majority vote of the stockholders holding at lease a majority of each class of stock outstanding and entitled to vote thereon.

/s/ James M. Trimble
James M. Trimble, Chief Executive Officer

/s/ Daniel W. Amidon
Daniel W. Amidon, Secretary

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must

be received by 1:00 am Eastern Time on June 5, 2014.

Vote by Internet • Go to www.envisionreports.com/PDCE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of Three Class I Directors:	For	Withhold				For	Withhold		For	Withhold	+
01 - Joseph E. Casabona	☐	☐		02 - David C. Parke		☐	☐	03 - Jeffrey C. Swoveland	☐	☐

			For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014.			☐	☐	☐

3. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.			☐	☐	☐

4. To approve and adopt the Fourth Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.			☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title as such. If a corporation or partnership, please sign full corporate or partnership name, by an authorized officer or an authorized person, respectively.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 (if needed) — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Proxy Solicited by Board of Directors for 2014 Annual Meeting of Stockholders

The undersigned appoints GYSLE R. SHELLUM and DANIEL W. AMIDON, and either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the 2014 Annual Meeting of Stockholders of PDC Energy, Inc. (the “Company”) to be held on June 5, 2014, at 11:30 a.m. Central Time, and at any adjournment or postponement thereof, to vote all shares of the common stock of the Company held by the undersigned with respect to the matters specified herein and on such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for such meeting to be held on June 5, 2014, and a copy of the Company’s 2013 Annual Report.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE DIRECTORS SPECIFIED IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD. PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.